                                                                   Exhibit 99(b)

                                                                        94-05

                              DREYFUS PROTOTYPE



                         BASIC PLAN DOCUMENT NO. 01

                 DREYFUS PROTOTYPE DEFINED CONTRIBUTION PLAN

                                                                           94-05




                               TABLE OF CONTENTS


DEFINITIONS                                                                                       1
      1.1                  "Account"                                                              1
      1.2                  "Act"                                                                  1
      1.3                  "Actual Deferral Percentage"                                           1
      1.4                  "Adoption Agreement"                                                   1
      1.5                  "Affiliated Employer"                                                  1
      1.6                  "Anniversary Date"                                                     1
      1.7                  "Annuity Starting Date"                                                1
      1.8                  "Average Actual Deferral Percentage"                                   1
      1.9                  "Average Contribution Percentage"                                      2
      1.10                 "Beneficiary" or "Beneficiaries"                                       2
      1.11                 "Board of Directors"                                                   2
      1.12                 "CODA"                                                                 2
      1.13                 "Code"                                                                 2

                                                                          94-05


      1.14                 "Committee"                                                            2
      1.15                 "Compensation"                                                         2
      1.16                 "Contribution Percentage"                                              4
      1.17                 "Contribution Percentage Amounts"                                      4
      1.18                 "Early Retirement Age"                                                 4
      1.19                 "Earned Income"                                                        4
      1.20                 "Easy Retirement Plan"                                                 4
      1.21                 "Effective Date"                                                       4
      1.22                 "Elective Deferrals"                                                   5
      1.23                 "Eligible Employee"                                                    5
      1.24                 "Eligibility Year(s) of Service"                                       5
      1.25                 "Employee"                                                             6
      1.26                 "Employer"                                                             7
      1.27                 "Employment Commencement Date"                                         7
      1.28                 "Entry Date"                                                           7
      1.29                 "Excess Aggregate Contributions"                                       7


                                                                           94-05

      1.30                 "Excess Contributions"                                                 7
      1.31                 "Excess Elective Deferrals"                                            7
      1.32                 "Family Member"                                                        7
      1.33                 "Fund"                                                                 7
      1.34                 "Highly Compensated Employee"                                          7
      1.35                 "Hour of Service"                                                      9
      1.36                 "Integration Level"                                                   10
      1.37                 "Matching Contribution"                                               10
      1.38                 "Net Profits"                                                         10
      1.39                 "Non-Highly Compensated Employee"                                     10
      1.40                 "Normal Retirement Age"                                               10
      1.41                 "Owner-Employee"                                                      11
      1.42                 "Participant"                                                         11
      1.43                 "Participating Employer"                                              12
      1.44                 "Period of Severance"                                                 12
      1.45                 "Plan"                                                                12


                                                                           94-05

      1.46                 "Plan Year"                                                           12
      1.47                 "Prototype Plan"                                                      12
      1.48                 "Qualified Matching Contributions"                                    12
      1.49                 "Qualified Nonelective Contributions"                                 12
      1.50                 "ReEmployment Commencement Date"                                      12
      1.51                 "Regular Account"                                                     13
      1.52                 "S-Corporation"                                                       13
      1.53                 "Self-Employed Individual"                                            13
      1.54                 "Service"                                                             13
      1.55                 "Service Break"                                                       14
      1.56                 "Severance from Service Date"                                         14
      1.57                 Shareholder-Employee"                                                 14
      1.58                 "Sponsor"                                                             15
      1.59                 "Taxable Wage Base"                                                   15
      1.60                 "Thrift Contributions"                                                15
      1.61                 "Total and Permanent Disability"                                      15

                                                                           94-05

      1.62                 "Trustee" or "Custodian"                                              15
      1.63                 "Trust Agreement" or "Custodial Agreement"                            15
      1.64                 "Valuation Date"                                                      15
      1.65                 "Voluntary Contributions"                                             16
PARTICIPATION                                                                                    16
      2.1                  Membership                                                            16
      2.2                  Excluded Employees                                                    16
      2.3                  Reemployment                                                          16
      2.4                  Change in Employment Status                                           17
      2.5                  Limitations on Participation of Owner-Employees                       17
CONTRIBUTIONS AND CREDITS TO MONEY PURCHASE PLANS                                                18
      3.1                  Employer Contributions                                                18
      3.2                  Forfeitures                                                           18
      3.3                  Credit to Participants                                                19
CONTRIBUTIONS AND CREDITS TO PROFIT SHARING PLANS                                                21
      4.1                  Limits on Employer Contributions                                      21


                                                                          94-05

      4.2                  Forfeitures                                                           22
      4.3                  Employer Discretionary Contributions                                  22
      4.4                  401(k) Cash or Deferred Arrangements ("CODA")/Thrift Contributions    25
      4.5                  Maximum Amount of Elective Deferrals                                  28
      4.6                  Average Actual Deferral Percentage Tests                              29
      4.7                  Average Contribution Percentage Tests                                 34
      4.8                  Non-Hardship Withdrawals                                              38
      4.9                  Distribution on Account of Financial Hardship                         39
      4.10                 Special Distribution Rules                                            42
CONTRIBUTIONS AND CREDITS TO TARGET BENEFIT PLANS                                                42
CONTRIBUTION AND ALLOCATION LIMITS                                                               43
      6.1                  Timing of Contributions                                               43
      6.2                  Deductibility of Contributions                                        43
      6.3                  Return of Employer Contributions                                      43
      6.4                  Limitation on Allocations                                             44
      6.5                  Separate Accounts                                                     53



                                                                          94-05


      6.6                  Valuation                                                             53
      6.7                  Segregation of Former Participant's Account                           54
VESTING                                                                                          54
      7.1                  Vested Interest                                                       54
      7.2                  Vesting of a Participant                                              55
      7.3                  Amendment of Vesting Provisions                                       55
      7.4                  Forfeitures                                                           56
BENEFITS ON RETIREMENT AND SEPARATION FROM SERVICE                                               57
      8.1                  Commencement of Benefits                                              57
      8.2                  Automatic Annuity Requirements                                        60
      8.3                  Profit Sharing Plans: Exception from Automatic Annuity Requirements   64
      8.4                  Transitional Rules Applicable to Joint and Survivor Annuities         64
      8.5                  Required Payment of Benefits                                          66
      8.6                  Available Forms of Distribution                                       73
      8.7                  Certain Distributions                                                 73
      8.8                  Forfeitures                                                           74


                                                                           94-05


DEATH BENEFITS                                                                                   74
      9.1                  Payment to Beneficiary                                                74
      9.2                  Method of Payment                                                     74
PARTICIPANT CONTRIBUTIONS; ROLLOVERS                                                             75
      10.1                 Voluntary Contributions                                               75
      10.2                 Voluntary Tax-Deductible Contributions                                75
      10.3                 Transfers From Other Trusts                                           76
INSURANCE POLICIES                                                                               77
      11.1                 Policy Procurement                                                    77
      11.2                 Rules and Regulations                                                 77
      11.3                 Transfer of Policies                                                  78
      11.4                 Payment Upon Death                                                    79
      11.5                 Plan Provisions Control                                               79
      LOANS                                                                                      79
      12.1                 Loans to Participants                                                 79
      12.2                 Provisions to be Applied in a Uniform and Nondiscriminatory Manner    81


                                                                           94-05


      12.3                 Satisfaction of Loan                                                  81
      12.4                 Loans to Owner-Employees or Shareholder-Employees                     81
TOP-HEAVY PROVISIONS                                                                             82
      13.1                 Definitions                                                           82
      13.2                 Vesting Schedules                                                     85
      13.3                 Minimum Allocation                                                    86
      13.4                 Adjustment to Defined Benefit Fraction and Defined Contribution
                           Fraction under section 6.4.                                           87
THE COMMITTEE                                                                                    87
      14.1                 Creation of a Committee                                               87
      14.2                 Committee Action                                                      87
      14.3                 Authorized Signatory                                                  88
      14.4                 Powers and Duties                                                     88
      14.5                 Nondiscrimination                                                     88
      14.6                 Records and Reports                                                   88
      14.7                 Reliance on Professional Advice                                       88
      14.8                 Payment of Expenses                                                   88


                                                                           94-05


      14.9                 Limitation of Liability                                               89
      14.10                Payment Certification to Trustee                                      89
      14.11                Claims Procedure                                                      89
GENERAL PROVISIONS                                                                               90
      15.1                 No Right of Continued Employment                                      90
      15.2                 Nonalienation of Interest                                             90
      15.3                 Incompetence of Participants and Beneficiaries                        90
      15.4                 Unclaimed Benefits                                                    91
      15.5                 Separate Employer Trusts Maintained                                   91
      15.6                 Governing Law                                                         91
      15.7                 Severability                                                          91
      15.8                 Gender and Number                                                     91
      15.9                 Titles and Headings                                                   92
      15.10                Failure of Employer's Plan to Qualify                                 92
      15.11                Exclusive Benefit                                                     92
      15.12                Action by Employer                                                    92


                                                                           94-05

AMENDMENT AND TERMINATION                                                                        92
      16.1                 Amendment                                                             92
      16.2                 Termination and Partial Termination                                   93
      16.3                 Plan Merger and Consolidation or Transfer of Plan Assets              94
      16.4                 Amended and Restated Plans                                            94
      16.5                 Participating Employers                                               95
PAIRED PLAN PROVISIONS                                                                           96
      17.1                 Compliance With Section 415(e) of the Code                            96
      17.2                 Adjustment of Combined Plan Fractions Under Section 415 of the
                           Code for Top-Heavy Ratio in Excess of Ninety Percent (90%)            96
      17.3                 Top-Heavy Minimum Benefits and Contributions                          96
      17.4                 Integration of Paired Plans                                           97

                                                                        94-05
                          DREYFUS PROTOTYPE DEFINED
                              CONTRIBUTION PLAN

                          BASIC PLAN DOCUMENT NO. 01


                                 ARTICLE I.
                                 DEFINITIONS

1.1 "Account" shall mean any one of the accounts maintained by the Committee for each Participant in accordance with Section 6.5.

1.2 "Act" shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.3 "Actual Deferral Percentage" shall mean the ratio (expressed as a percentage) of Elective Deferrals (including Excess Elective Deferrals), Qualified Matching Contributions, and Qualified Nonelective Contributions paid over to the Fund on behalf of an Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year. The Actual Deferral Percentage of an Eligible Participant who does not make an Elective Deferral, and who does not receive an allocation of a Qualified Matching Contribution or a Qualified Nonelective Contribution, is zero.

1.4 "Adoption Agreement" shall mean the document executed by the adopting Employer which contains all the options which may be selected and which incorporates this Prototype Plan by reference.

1.5 "Affiliated Employer" shall mean any corporation which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under section 414(o) of the Code.

1.6 "Anniversary Date" unless otherwise defined in the Adoption Agreement, shall mean the first day of the Plan Year. If the initial Plan Year is less than a 12 month period, the Anniversary Date shall mean the first day of the 12 consecutive month period designated as the Plan Year in the Adoption Agreement.

1.7 "Annuity Starting Date" shall mean the first day of the first period for which an amount is paid as an annuity or any other form.

                                                                           94-05


1.8 "Average Actual Deferral Percentage" shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the Eligible Participants in a group.

1.9 "Average Contribution Percentage" shall mean the average (expressed as a percentage) of the Contribution Percentages of the Eligible Participants in a group.

1.10 "Beneficiary" or "Beneficiaries" shall mean one or more persons designated as such by a Participant to receive his interest in the Fund in the event of the death of the Participant.

1.11 "Board of Directors" shall mean the Board of Directors of the Employer if the Employer is an incorporated business entity.

1.12    "CODA" shall mean a cash or deferred arrangement qualified under section 401(k) of the Code.

1.13    "Code" shall mean the Internal Revenue Code of 1986, as amended.

1.14 "Committee" shall mean the person or persons appointed by the Employer to administer the Plan in accordance with Article XIV. If the Plan is an Easy Retirement Plan or if no such Committee is appointed by the Employer, the Employer shall act as the Committee.

1.15 "Compensation", unless otherwise specified in the Adoption Agreement, shall mean, in the case of an Employee other than a Self-Employed Individual, his wages as defined in section 3401(a) of the Code and all other payments of compensation to the Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under sections 6041(d) and 6051(a)(3) of the Code, determined without regard to any rules under section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed, which are actually paid during the applicable period. In the case of a Self-Employed Individual, Compensation shall mean his Earned Income. Unless otherwise specified in the Adoption Agreement, the applicable period shall be the Plan Year. If elected by the employer in the Adoption Agreement, Compensation shall also include Employer contributions made pursuant to a salary reduction agreement with an Employee which are not currently includible in the gross income of the Employee by reason of the application of sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code. Compensation shall include Excess Contributions which are recharacterized in accordance with Section 4.6(d) to the extent that Elective Deferrals are included in Compensation.

                                                                           94-05

        Solely for purposes of determining Actual Deferral Percentages and Contribution Percentages, Compensation, if the Plan is a non-standardized plan, shall be determined without regard to any exclusions which may be elected in the Adoption Agreement. Solely for purposes of determining Actual Deferral Percentages and Contribution Percentages, the applicable period for determining the amount of an Employee's Compensation shall be limited to the period during which the Employee was an Eligible Participant.

        For Plan Years beginning on or after January 1, 1989, annual Compensation shall not include amounts in excess of $200,000, as adjusted by the Secretary of the Treasury at the same time and in the same manner as under section 415(d) of the Code except that the dollar increases in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year and the first adjustment to the $200,000 limitation is effective on January 1, 1990.

        For Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to the applicable period beginning in such calendar year.

        If an applicable period consists of fewer than 12 months, the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short applicable period, and the denominator of which is 12.

        In determining Compensation for purposes of the annual Compensation limit, the family member rules of Section 414(q)(6) of the Code shall apply except that in applying such rules, the term "family" shall include only the Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such family member rule the annual compensation limit is exceeded, then (except for purposes of determining the portion of Compensation up to the Integration Level if this Plan is integrated with Social Security), the annual compensation limit shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of such limitation.

        If Compensation for any prior applicable period is taken into account in determining a Participant's allocations for the current Plan Year, the Compensation for such prior applicable period is subject to the applicable annual Compensation limit in effect for that

                                                                           94-05


        prior period. For this purpose, in determining allocations in Plan Years beginning on or after January 1, 1989, the annual Compensation limit in effect for applicable periods beginning before that date is $200,000. In addition, in determining allocations in Plan Years beginning on or after January 1, 1994, the annual Compensation limit in effect for applicable periods beginning before that date is $150,000.

1.16 "Contribution Percentage" shall mean the ratio (expressed as a percentage) of an Eligible Participant's Contribution Percentage Amounts to the Eligible Participant's Compensation for the Plan Year.


1.17 "Contribution Percentage Amounts" shall mean the sum of the Thrift Contributions (including amounts recharacterized in accordance with Section 4.6(d)), Voluntary Contributions and Matching Contributions under the Plan on behalf of an Eligible Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Elective Deferrals, Excess Contributions, or Excess Aggregate Contributions. Such Contribution Percentage Amounts shall include forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Eligible Participant's Employer Matching Contribution Account, which shall be taken into account in the year in which such forfeiture is allocated.

1.18 "Early Retirement Age" shall mean the date a Participant satisfies the age and service requirements for early retirement, if any, specified in the Adoption Agreement. Upon reaching his Early Retirement Age, a Participant's right to his account balance shall be nonforfeitable, notwithstanding the Plan's vesting schedule. If a Participant separates from service before satisfying the age requirement for early retirement, but has satisfied the service requirement, the Participant will be entitled to elect to receive an early retirement benefit upon satisfaction of such age requirement.

1.19 "Earned Income" shall mean the annual net earnings from self-employment in the trade or business with respect to which the Plan is established, provided that personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under section 404 of the Code. Net earnings shall be determined with regard to the deduction allowed to the Employer by section 164(f) of the Code for taxable years beginning after December 31, 1989.

                                                                           94-05


1.20 "Easy Retirement Plan" shall mean a Plan established under Dreyfus Easy Standardized/Paired Prototype Money Purchase Retirement Plan No. 01005, Dreyfus Easy Standardized/Paired Prototype Profit Sharing Retirement Plan No. 01006, or Dreyfus Standardized/Paired Prototype Defined Benefit Plan No. 02001.

1.21    "Effective Date" shall mean the date specified in the Adoption
        Agreement.

1.22 "Elective Deferrals" shall mean any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferrals are the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any CODA, any simplified employee pension cash or deferred arrangement as described in section 402(h)(1)(B), any eligible deferred compensation plan under section 457, any plan as described under section 501(c)(18), and any Employer contributions made on behalf of a Participant for the purchase of an annuity contract under section 403(b) pursuant to a salary reduction agreement.
        Elective Deferrals shall not include any deferrals properly distributed as an Excess Amount pursuant to Section 6.4(d).

1.23 "Eligible Employee" shall mean each Employee who is not excluded from eligibility to participate in the Plan under the Adoption Agreement.
        If the Plan is an Easy Retirement Plan, Eligible Employee shall mean each Employee who is not (i) included in a unit of Employees covered by a collective bargaining agreement between the Employer and employee representatives, if retirement benefits were the subject of good faith bargaining, or (ii) a nonresident alien who received no income from the Employer which constitutes income from sources within the United States. For purposes of the preceding sentence, "employee representatives" does not include any organization more than half of
        whose   members are Employees who are owners, officers, or executives of the Employer.

1.24 "Eligibility Year(s) of Service" shall mean the twelve (12) consecutive month period commencing on an Employee's Employment Commencement Date and anniversaries thereof, during which the Employee worked at least one thousand (1,000) Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement).


        In the case of an Employee in the maritime industry whose compensation is determined based on days of service, 125 days of service shall be treated as 1,000 Hours of Service (or such lesser number of Hours of Service as specified in the Adoption Agreement). For purposes of the preceding sentence "maritime industry" shall mean that industry in which Employees perform duties on board commercial, exploratory, service or other vessels

                                                                           94-05


        moving on the high seas, inland waterways, Great Lakes, coastal zones, harbors and noncontiguous areas, or on offshore ports, platforms or other similar sites.

        In the case of a Participant, who does not have any nonforfeitable right to the account balance derived from Employer contributions, Eligibility Year(s) of Service before a period of consecutive one (1) year Service Breaks will not be taken into account in computing Eligibility Years of Service, if the number of consecutive one (1) year Service Breaks in such period equals or exceeds the greater of five (5) or the aggregate number of Eligibility Years of Service before such break. Such aggregate number of Eligibility Years of Service will not include any Eligibility Year of Service disregarded under the preceding sentence by reason of prior Service Breaks.

        Notwithstanding the above, if the Adoption Agreement provides for full and immediate vesting upon completion of the eligibility requirements and an Employee has incurred a one (1) year Service Break before satisfying the Plan's eligibility requirements, all Eligibility Year(s) of Service before such Service Break will not be taken into account.

        If the elapsed time method of crediting service is specified in the Adoption Agreement, an Employee shall receive credit for Service, except for credit which may be disregarded under this Section or
        Section 2.3, for the aggregate of all time periods commencing on his Employment Commencement Date or Re-Employment Commencement Date and ending on his Severance from Service Date. An Employee shall also receive credit for any Period of Severance of less than twelve (12) months. Fractional periods of a year shall be expressed in terms of days.

1.25 "Employee" shall mean an Owner-Employee, a Self-Employed Individual, a Shareholder-Employee and any other person employed by the Employer or any Affiliated Employer.

        A "leased employee" shall also be treated as an Employee. The term "leased employee" means any person (other than an employee of the recipient employer) who pursuant to an agreement between the recipient employer and any other person ("leasing organization") has performed services for the recipient employer (or for the recipient employer and related persons determined in accordance with section 414(n)(6) of the
        Code) on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

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
                                                                           94-05

        Notwithstanding the preceding paragraph, a leased employee shall not be considered an employee of the recipient employer if: (i) such employee is covered by a money purchase pension plan providing (1) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under section 125, section 402(a)(8), section 402(h) or section 403(b) of the Code,
        (2) immediate participation, and (3) full and immediate vesting; and
        (ii) leased employees do not constitute more than twenty percent (20%) of the recipient employer's non-highly compensated workforce.

1.26 "Employer" shall mean the corporation, partnership, proprietorship or other business entity which shall adopt the Plan or any successor thereof.

1.27 "Employment Commencement Date" shall mean the first date with respect to which an Employee performs an Hour of Service.

1.28 "Entry Date", unless otherwise specified in the Adoption Agreement, shall mean the first day of the Plan Year and the first day of the seventh month of the Plan Year. The initial Entry Date shall not precede the original effective date of the Plan.

1.29 "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage, actually made on behalf of Highly Compensated Employees for such Plan Year, over the maximum Contribution Percentage Amounts permitted by the Average Contribution Percentage tests of Section 4.7 (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages, beginning with the highest of such percentages).

1.30 "Excess Contributions" shall mean, with respect to any Plan Year, the excess of the aggregate amount of Elective Deferrals, Qualified Nonelective Contributions, and Qualified Matching Contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under the Average Actual Deferral Percentage tests of Section 4.6 (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Actual Deferral Percentages, beginning with the highest of such percentages).

1.31 "Excess Elective Deferrals" shall mean a Participant's Elective Deferrals for a taxable year in excess of the adjusted dollar limitation of section 402(g) of the Code.

                                                                           94-05


1.32 "Family Member" shall, with respect to a five percent (5%) owner or top ten Highly Compensated Employee described in section 414(q)(6)(A) of the Code, include the spouse and lineal ascendants and descendants of an Employee or former Employee and the spouses of such lineal ascendants and descendants. The determination of who is a Family Member will be made in accordance with section 414(q) of the Code.

1.33 "Fund" shall mean all property received by the Trustee or Custodian for purposes of the Plan, investments thereof and earnings thereon, less payments made by the Trustee to carry out the Plan.

1.34 "Highly Compensated Employee" shall include highly compensated active employees and highly compensated former employees.

        A highly compensated active employee includes any Employee who performs services for the Employer or any Affiliated Employer during the determination year and who, during the look-back year: (i) received Compensation from the Employer or any Affiliated Employer in excess of $75,000 (as adjusted pursuant to section 415(d) of the Code); (ii) received Compensation from the Employer or any Affiliated Employer in excess of $50,000 (as adjusted pursuant to section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer or any Affiliated Employer and received Compensation during such year that is greater than fifty percent (50%) of the dollar limitation in effect under section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes: (i) an Employee who is described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 most highly compensated Employees of the Employer or any Affiliated Employer during the Plan Year; and (ii) an Employee who is a five percent (5%) owner of the Employer or any Affiliated Employer at any time during the look-back year or determination year.

        If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

        For this purpose, the determination year shall be the Plan Year, and the look-back year shall be the twelve (12) month period immediately preceding the determination year unless the Employer has elected to use the calendar year ending with or within the determination year as the look-back year for purposes of its employee benefit plans. If the Employer has so elected to use such calendar year as the look-back year for its

                                                                           94-05


        employee benefit plans, the determination year shall be the "lag period," if any, by which the applicable determination year extends beyond such calendar year.

        A highly compensated former employee includes any Employee who terminated employment (or was deemed to have terminated) prior to the determination year, performs no service for the Employer or any Affiliated Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

        If an Employee is, during a determination year or look-back year, a Family Member of either a five percent (5%) owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees of the Employer or any Affiliated Employer during such year, then the Family Member and the five percent (5%) owner or top-10 Highly Compensated Employee shall be aggregated. The Family Member and five percent (5%) owner or top-10 Highly Compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions equal to the sum of Compensation and contributions of the Family Member and five percent (5%) owner or top-10 Highly Compensated Employee.

        The determination of who is a Highly Compensated Employee, including the determinations of the number and identify of employees in top-paid group, the top 100 employees, the number of employees treated as officers and the compensation that is considered, will be made in accordance with section 414(q) of the Code and the regulations thereunder.

1.35    "Hour of Service" shall mean:

        (a) Each hour for which an Employee is compensated by the Employer, or is entitled to be so compensated, for services rendered by him to the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed; and

        (b) Each hour for which an Employee is compensated by the Employer, or is entitled to be so compensated, on account of a period of time during which no services are rendered by him to the Employer (regardless of whether the Employee shall have ceased to be an Employee) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than five hundred and one
                (501) Hours of Service shall be credited pursuant to this subparagraph (b) on account of any single continuous period during which an

                                                                           94-05


                Employee renders no services to the Employer (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

        (c) Each hour for which back pay, without regard to mitigation of damages, has been awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under subparagraph (a) or subparagraph (b), whichever shall be applicable, and also under this subparagraph (c). The hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

                Hours of Service will be credited for employment with an Affiliated Employer. Hours of Service will also be credited for employment with a predecessor employer if the Employer maintains the plan of such predecessor or the Employer so elects in the Adoption Agreement.

                Hours of Service will also be credited for any individual considered an Employee under sections 414(n) or 414(o) of the Code or the regulations thereunder.

                Solely for purposes of determining whether a Service Break, as defined in Section 1.54, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of the child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a Service Break in that period, (2) in all other cases, in the following computation period.

                Hours of Service shall be credited on the basis of actual hours worked unless another method has been specified in the Adoption Agreement. Hours of Service shall not be counted if the elapsed time method is specified in the Adoption

                                                                           94-05


                Agreement, except to determine an Employee's Employment Commencement Date or Re-Employment Commencement Date.

1.36 "Integration Level" shall mean the Taxable Wage Base or such lesser amount elected by the Employer in the Adoption Agreement.

1.37 "Matching Contribution" shall mean Employer contributions made to this Plan or any other defined contribution plan by reason of Thrift Contributions or Elective Deferrals under this Plan.

1.38 "Net Profits" shall mean current and accumulated earnings of the Employer before Federal and State taxes and contributions to this and any other qualified plan.

1.39 "Non-Highly Compensated Employee" shall mean an Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member.

1.40 "Normal Retirement Age" shall mean the age specified in the Adoption Agreement. Upon reaching his Normal Retirement Age, the Participant's right to his retirement benefit shall be nonforfeitable, notwithstanding the Plan's vesting schedule. In the event the Employer imposes a mandatory normal retirement age, the Normal Retirement Age may not exceed such mandatory normal retirement age.

        Notwithstanding any other provision of this Plan, the Employer, in accordance with the provisions of the Age Discrimination in Employment Act, shall have no right to compel a Participant to retire, except as otherwise provided herein, if in the calendar year or the preceding calendar year, the Employer has twenty (20) or more employees for each work day in each of twenty (20) or more calendar weeks. The Employer may retire a Participant who for the two (2) year period prior to retirement is employed in a bona fide executive or high policy-making position if (1) he has attained age sixty-five (65); (2) he has attained his Normal Retirement Date; and (3) his annual retirement benefit from the pension, profit sharing, savings or deferred compensation plans maintained by the Employer equals, in the aggregate, at least forty-four thousand dollars ($44,000). This Section shall be deemed to be automatically amended to reflect any subsequent Federal legislation or regulations.

1.41 "Owner-Employee" shall mean a sole proprietor or a partner who owns more than ten percent (10%) of either the capital interest or profits interest of a partnership.

1.42 "Participant" shall mean an Eligible Employee who enters the Plan pursuant to Section 2.1 of the Plan.

        (a) "Active Participant" shall mean a Participant who is credited with one thousand (1,000) or more Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement) in the Plan Year. Unless otherwise specified in the Adoption Agreement, it is not necessary that the Participant be employed on the last day of the Plan Year in order to be deemed an Active Participant and share in the Employer contribution, if any. If the elapsed time method of crediting service is specified in the Adoption Agreement, Active Participant shall include all Participants, unless otherwise specified in the Adoption Agreement.

                Notwithstanding the foregoing paragraph, if the Plan is a standardized plan, "Active Participant" shall mean, for each Plan Year beginning on or after January 1, 1990, each Participant other than a Participant who is not employed on the last day of the Plan Year and is credited with more than 500 Hours of Service in the Plan Year. If the elapsed time method of crediting service is specified in the Adoption Agreement, "Active Participant" shall mean all Participants.

                If the elapsed time method of crediting Hours of Service is specified in the Adoption Agreement, Active Participant shall mean a Participant who is credited with three (3) consecutive calendar months of service.

        (b) "Eligible Participant" shall mean an Employee who is eligible under the terms of the Plan to make Thrift Contributions, Elective Deferrals or Elective Deferrals and Thrift Contributions, combined ("Combined Contributions") made on his behalf.

1.43 "Participating Employer" shall mean any Affiliated Employer which has adopted the Plan in accordance with Section 16.5.

1.44 "Period of Severance" shall mean a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the Employee's Severance from Service Date and ends on the Employee's Re-Employment Commencement Date.

1.45 "Plan" shall mean this Prototype Plan, the Trust Agreement or Custodial Agreement and the Adoption Agreement of the adopting Employer, as from time to time amended.

1.46 "Plan Year" shall mean the calendar year, unless another twelve (12) consecutive month period is specified in the Adoption Agreement.

                                                                           94-05


1.47    "Prototype Plan" shall mean the basic plan document described herein.

1.48 "Qualified Matching Contributions" shall mean Employer contributions to the Plan which are allocated to Participants' accounts by reason of Elective Deferrals, which are at all times subject to the distribution and nonforfeitability requirements of section 401(k) of the Code.

1.49 "Qualified Nonelective Contributions" shall mean Employer contributions (other than Matching Contributions or Qualified Matching Contributions) which are allocated to Eligible Participants' accounts, which such Participants may not elect to receive in cash until distributed from the Plan and, which are at all times subject to the distribution and nonforfeitability requirements of section 401(k) of the Code.

1.50 "ReEmployment Commencement Date" shall mean the first day on which the Employee is credited with an Hour of Service for the performance of duties after the first eligibility computation period in which the Employee incurs a one (1) year Service Break.

        In the case of any Participant who has a one (1) year Service Break, Eligibility Year(s) of Service before such break will not be taken into account until the Employee has completed one (1) Eligibility Year of Service after returning to employment. Such Eligibility Year of Service shall be measured by the twelve (12) consecutive month period beginning on the Employee's Reemployment Commencement Date and, if necessary, subsequent twelve (12) consecutive month periods beginning on anniversaries of the Re-Employment Commencement Date.

        If a former Participant completes an Eligibility Year of Service in accordance with this provision, such Participant's participation will be reinstated as of the Re-Employment Commencement Date.

1.51 "Regular Account" shall mean the account to which Employer contributions are credited with respect to the Dreyfus prototype money purchase and target benefit plans (Plan Numbers 01001, 01004, and 01005).

1.52 "S-Corporation" shall mean an Employer who has made an election for its taxable year of reference under section 1362(a) of the Code, or any other applicable section pertaining thereto.

1.53 "Self-Employed Individual" shall mean an individual who has Earned Income for the taxable year from the unincorporated trade, or business or partnership with respect to

                                                                           94-05

        which the Plan is established; also, an individual who would have had Earned Income but for the fact such trade, business or partnership had no net profits for the taxable year.

1.54 "Service" shall mean any twelve (12) consecutive month period identical to the Plan Year during which the Employee completes at least one thousand (1,000) or more Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement). Periods of time to be excluded, if any, shall be stipulated in the Adoption Agreement.

        In the case of Employees in the Maritime Industry, 125 days of service shall be treated as 1,000 Hours of Service (or such lesser number of hours of Service as specified in the Adoption Agreement).

        Service will be credited in accordance with the rules set forth above for any employment, for any period of time, for any Affiliated Employer. Service will also be credited for any individual required to be considered an Employee, for purposes of this Plan under section 414(n) or (o) of the Code, of the Employer or any Affiliated Employer.

        If the elapsed time method of crediting service is specified in the Adoption Agreement, an Employee shall receive credit for Service, except for Service which may be disregarded under Sections 7.2(b), for the aggregate of all time periods commencing on his Employment Commencement Date or Re-Employment Commencement Date and ending on his Severance from Service Date. An Employee shall also receive credit, for vesting purposes, for any Period of Severance of less than twelve
        (12) consecutive months. An Employee will receive a year of Service for vesting purposes for each twelve (12) months of Service. Fractional periods of a year shall be expressed in terms of days.

1.55    "Service Break" shall mean:

        (a) For purposes of calculating Eligibility Years of Service, any twelve (12) consecutive month period commencing on an Employee's Employment Commencement Date or anniversaries thereof during which the Employee is credited with five hundred
                (500) Hours of Service or less. In the case of Employees in the Maritime Industry, 62 days of service or less.

        (b) For purposes of calculating years of Service, any Plan Year during which the Employee is credited with five hundred (500) Hours of Service or less, where such Service Break shall be measured from the first day of such Plan Year. In the case of Employees in the Maritime Industry, 62 days of service or less.

                                                                           94-05

        (c) If the elapsed time method of crediting service is specified in the Adoption Agreement, a Service Break shall mean a Period of Severance of at least twelve (12) consecutive months; provided, however, that in the case of an Employee absent for maternity or paternity reasons (as defined in Section 1.35), the Period of Severance shall not commence for this purpose until the twenty-four (24) month anniversary of the first date of such absence.

        (d) A Service Break shall not be deemed to have occurred as a result of absence due to service in the armed forces of the United States, provided the Employee makes application for resumption of work with the Employer following discharge, within the time specified by then applicable laws.

1.56    "Severance from Service Date" shall mean the earlier of

        (a) the date on which an Employee quits, retires, is discharged or dies; or

        (b) the twelve (12) month anniversary of the date an Employee is first absent (with or without pay) for reason other than quit, retirement, discharge or death (such as vacation, holiday, sickness, disability, leave of absence or layoff).

1.57 Shareholder-Employee" shall mean a Participant who owns (or is considered as owning) more than five percent (5%) of the outstanding stock of an S-Corporation on any day during the taxable year of reference of such S-Corporation. In determining the percent of a Participant's ownership of the outstanding stock, the family attribution rules of section 318(a)(1) of the Code, or any other applicable section of the Code pertaining thereto shall apply.

1.58    "Sponsor" shall mean The Dreyfus Corporation.

1.59 "Taxable Wage Base" shall mean, except for purposes of Article V, the contribution and benefit base in effect under Section 230 of the Social Security Act at the beginning of the Plan Year.

1.60 "Thrift Contributions" shall mean contributions made by a Participant which are included in the Participant's gross income in the year in which made.

1.61 "Total and Permanent Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a

                                                                           94-05


        continuous period of not less than twelve (12) months. The permanence and degree of such impairment shall be supported by medical evidence satisfactory to the Committee.

1.62 "Trustee" or "Custodian" shall mean the individual or individuals, or institution appointed in the Adoption Agreement by the Employer to act in accordance with the provisions of the Trust Agreement or Custodial Agreement.

        If the contributions will be made to a Custodian, references herein to the "Trustee" shall be deemed to refer to the "Custodian" and the term "Trust Fund" shall be deemed to refer to the "Custodial Account."

1.63    "Trust Agreement" or "Custodial Agreement" shall mean:

        (a) for "Trust Agreement" shall mean the agreement between the Employer and the Trustee if the Plan is established under Dreyfus Standardized/Paired Prototype Money Purchase Plan No. 01001, Dreyfus Nonstandardized Prototype Profit Sharing Plan No. 01002, Dreyfus Standardized/Paired Prototype Profit Sharing Plan No. 01003, or Dreyfus Standardized/Paired Prototype Target Benefit Pension Plan No. 01004.

        (b) for "Custodial Agreement" shall mean the agreement between the Employer and the Custodian under which the Plan is funded if the Plan is established under Dreyfus Easy Standardized/Paired Prototype Money Purchase Retirement Plan No. 01005 or Dreyfus Easy Standardized/Paired Prototype Profit Sharing Retirement Plan No. 01006. Such Plans are hereinafter referred to as "Easy Retirement Plans."

1.64 "Valuation Date" shall mean the last day of the Plan Year and such other dates as may be determined by the Committee.

1.65 "Voluntary Contributions" shall mean contributions previously made by a Participant which were included in the Participant's gross income in the year in which made.



                                 ARTICLE II.
                                PARTICIPATION

2.1     Membership

                                                                           94-05


        Each Eligible Employee shall become a Participant on the Effective Date or the Entry Date coincident with or next following the completion of the age and service requirements set forth in the Adoption Agreement.

2.2     Excluded Employees

        The Adoption Agreement may exclude Employees from participation in the Plan based upon minimum age and service requirements or the inclusion of such Employees in certain ineligible classifications.

        In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee will participate immediately if such Employee has satisfied the minimum age and service requirements and would otherwise have previously become a Participant.

        In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate, but has not incurred a Service Break, such Employee will participate immediately upon returning to an eligible class of Employees. If such Participant incurs a Service Break, eligibility to participate will be determined under the rules of Section 1.24 of the Plan.

2.3     Reemployment

        (a) A former Participant will become a Participant immediately upon returning to the employ of the Employer if such former Participant had a nonforfeitable right to all or a portion of the account balance derived from Employer contributions at the time of termination from service.

        (b) A former Participant who did not have a nonforfeitable right to any portion of the account balance derived from Employer contributions at the time of termination from service will be considered a new Employee, for eligibility purposes, if the number of consecutive one (1) year Service Breaks equal or exceed the greater of five (5) or the aggregate number of years of Service before such Service Breaks. If such former Participant's years of Service before termination from service may not be disregarded pursuant to the preceding sentence, such former Participant shall participate immediately upon reemployment.

        (c) Any former Employee who was never a Participant and is reemployed as an Employee will be eligible to participate subject to the provisions of Section 2.1.

                                                                           94-05


2.4     Change in Employment Status

        In the event that a Participant who was credited with a year of Service for the preceding Plan Year, at the request of the Employer, enters directly into the employ of any other business entity, such Participant shall be deemed to be an Active Participant. If such Participant returns to the employ of the Employer or becomes eligible for benefits pursuant to Articles VIII or IX, without interruption of employment with the Employer or other business entity, he shall be deemed not to have had a Service Break for such period. However, if such Participant does not immediately return to the employ of the Employer upon his termination of employment with such other business entity or upon recall by the Employer, he shall be deemed to have terminated his employment for all purposes of the Plan as of the Anniversary Date following the date of transfer.

2.5     Limitations on Participation of Owner-Employees

        Notwithstanding the above, Plans which allow Owner-Employees to participate must satisfy the following additional requirements:

        (a) If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy sections 401(a) and (d) of the Code for the Employees of this and all other trades or businesses.

        (b) If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses the employees of the other trades or businesses must be included in a plan which satisfies sections 401(a) and
                (d) of the Code and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

        (c) If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

                For purposes of the preceding paragraphs, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

                                                                           94-05

                (1) own the entire interest in an unincorporated trade or business, or

                (2) in the case of a partnership, own more than fifty percent (50%) of either the capital interest or the profits interest in the partnership.

                For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.



                                ARTICLE III.
              CONTRIBUTIONS AND CREDITS TO MONEY PURCHASE PLANS

                 (The provisions of this Article shall apply only with respect to Money Purchase Plans)

3.1     Employer Contributions

        For each Plan Year the Employer's contribution to the Fund shall be determined in accordance with the Adoption Agreement. Such contribution shall not exceed an amount equal to twenty-five percent (25%) of each Participant's Compensation.

3.2     Forfeitures

        Unless otherwise specified in the Adoption Agreement, any forfeitures which occur will reduce Employer contributions for the next Plan Year. If the Adoption Agreement specifies that forfeitures are to be allocated to the Accounts of other Participants, the Plan shall continue to be designed to qualify as a money purchase pension plan for purposes of sections 401(a), 402, 412 and 417 of the Code.



3.3     Credit to Participants

        (a) If the Plan is not integrated with Social Security, the Employer's contribution (as specified in the Adoption Agreement) for any Plan Year (and any forfeitures, if

                                                                           94-05


                forfeitures are allocated to Active Participants in accordance with Section 3.2) shall be allocated to the Regular Account of each Active Participant in the ratio in which each Active Participant's Compensation for the Plan Year bears to that of all Active Participants for such Plan Year.

        (b)     If the Plan is integrated with Social Security:

                (i) Subject to the overall permitted disparity limits, if under Article XIII, the Plan is Top-Heavy for the Plan Year and the minimum Top-Heavy contribution is made under the Plan, then Employer Discretionary Contributions plus forfeitures shall be allocated to the Account of each Participant who either completes more than 500 Hours of Service during the Plan Year or is employed on the last day of the Plan Year as follows:

                        Step One:       Contributions and forfeitures will be
                                        allocated to each Participant's Account
                                        in the ratio that each Participant's
                                        total Compensation bears to all
                                        Participants' total Compensation, but
                                        not in excess of 3% of each
                                        Participant's Compensation.

                        Step Two:       Any contributions and forfeitures
                                        remaining after the allocation in Step
                                        One will be allocated to each
                                        Participant's Account in the ratio that
                                        each Participant's Compensation for the
                                        Plan Year in excess of the integration
                                        level bears to the excess compensation
                                        of all Participants, but not in excess
                                        of 3% of each Participant's
                                        Compensation.  For purposes of this
                                        Step Two, in the case of any
                                        Participant who has exceeded the
                                        Cumulative Permitted Disparity Limit
                                        described below, such Participant's
                                        total Compensation for the Plan Year
                                        will be taken into account.

                        Step Three:     Any contributions and forfeitures
                                        remaining after the allocation in Step
                                        Two will be allocated to each
                                        Participant's Account in the ratio that
                                        the sum of each Participant's total
                                        Compensation and Compensation in excess
                                        of the Integration Level bears to the
                                        sum of all Participants' total
                                        Compensation and Compensation in excess
                                        of the Integration Level; however, the
                                        allocation cannot exceed the product of
                                        (a) the Permitted Disparity Percentage
                                        specified in the Adoption Agreement
                                        multiplied

                                                                           94-05



                                        by (b) each Participant's total
                                        Compensation and Compensation in excess
                                        of the Integration Level.  For purposes
                                        of this Step Three, in the case of any
                                        Participant who has exceeded the
                                        Cumulative Permitted Disparity Limit
                                        described below, two times such
                                        Participant's total Compensation for
                                        the Plan Year will be taken into
                                        account.

                        Step Four:      Any remaining Employer contributions or
                                        forfeitures will be allocated to each
                                        Participant's Account in the ratio that
                                        each Participants's total Compensation
                                        for the Plan Year bears to all
                                        Participants' total Compensation for
                                        that year.

                The Integration Level shall be equal to the Taxable Wage Base or such lesser amount elected by the Employer in the Adoption Agreement.

                (ii) Subject to the overall permitted disparity limits, if the Plan is not Top Heavy for the Plan Year, Employer Discretionary Contributions plus forfeitures shall be allocated to the Account of each Participant who either completes more than 500 Hours of Service during the Plan Year or is employed on the last day of the Plan Year as follows:

                        Step One:       Contributions and forfeitures will be
                                        allocated to each Participant's Account
                                        in the ratio that the sum of each
                                        Participant's total Compensation and
                                        Compensation in excess of the
                                        Integration Level bears to the sum of
                                        all Participants' total Compensation
                                        and Compensation in excess of the
                                        Integration Level; however, the
                                        allocation cannot exceed the product of
                                        (a) the Permitted Disparity Percentage
                                        specified in the Adoption Agreement
                                        multiplied by (b) each Participant's
                                        total Compensation and Compensation in
                                        excess of the Integration Level.  For
                                        purposes of this Step One, in the case
                                        of any Participant who has exceeded the
                                        Cumulative Permitted Disparity Limit
                                        described below, two times such
                                        Participant's total Compensation for
                                        the Plan Year will be taken into
                                        account.

                        Step Two:       Any remaining Employer contributions or
                                        forfeitures will be allocated to each
                                        Participant's Account in the ratio that
                                        each Participants' total Compensation
                                        for the Plan Year bears to all
                                        Participants' total Compensation for
                                        that year.

                                                                           94-05


                The Integration Level shall be equal to the Taxable Wage Base or such lesser amount elected by the Employer in the Adoption Agreement.

        Overall Permitted Disparity Limit

                Annual Overall Permitted Disparity Limit: Notwithstanding
                section 4.3(b)(i) and (ii) above, for any Play Year this Plan benefits any Participant who benefits under another qualified plan or simplified employee pension, as defined in section 408(k) of the Code, maintained by the Employer that provides for permitted disparity (or imputes disparity), Employer contributions and forfeitures will be allocated to the Account of each Participant who either completes more than 500 Hours of Service during the Plan Year or is employed on the last day of the Plan Year in the ratio that such Participant's total Compensation bears to the total Compensation of all Participants.

                Cumulative Permitted Disparity Limit: Effective for Plan Years beginning on or after January 1, 1995, the Cumulative Permitted Disparity Limit for a Participant is 35 total cumulative permitted disparity years. Total cumulative permitted years means the number of years credited to the Participant for allocation or accrual purposes under this Plan, any other qualified plan or simplified employer pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant's cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative disparity limit.



                                 ARTICLE IV.
              CONTRIBUTIONS AND CREDITS TO PROFIT SHARING PLANS

              (The provisions of this Article shall apply only
                    with respect to Profit Sharing Plans)

4.1     Limits on Employer Contributions

        Employer contributions for each Plan Year (including, if applicable, Elective Deferrals) shall be determined in accordance with the Adoption Agreement, but shall not exceed the

                                                                           94-05




        maximum amount which shall constitute an allowable deduction under section 404(a) of the Code. Unless otherwise specified in the Adoption Agreement, Employer contributions may only be made out of Net Profits. If the Adoption Agreement provides that one or more Employer contributions may be made without regard to Net Profits, the Plan shall continue to be designed to qualify as a profit sharing plan for purposes of the Code.

4.2     Forfeitures

        Unless otherwise specified in the Adoption Agreement, forfeitures, if any, will be allocated to Participants' Accounts in the following manner: Forfeitures of Employer Discretionary Contributions will be allocated in the same manner as are such contributions. Forfeitures of Matching Contributions will be allocated to the Matching Contribution Account in the same manner as are such contributions. Forfeitures of Matching Contributions that are forfeited to the extent they relate to Excess Elective Deferrals, Excess Contributions or Excess Aggregate Contributions will be allocated to the Matching Contribution Account in the same manner as are such Matching Contributions, except no such forfeitures shall be allocated to any Highly Compensated Employee.

4.3     Employer Discretionary Contributions

        The following provisions shall apply if the Employer has elected in the Adoption Agreement to make Employer Discretionary Contributions.

        (a) If the Plan is not integrated with Social Security, the Employer Discretionary Contribution for any Plan Year (and any forfeitures, if forfeitures are reallocated to Active Participants in accordance with Section 4.2) shall be allocated to the Employer Discretionary Contribution Account established for each Active Participant in the ratio in which each Active Participant's Compensation for the Plan Year bears to that of all Active Participants for such Plan Year.

        (b)     If the Plan is integrated with Social Security:

                (i) Subject to the overall permitted disparity limits,if under Article XIII, the Plan is Top-Heavy for the Plan Year and the minimum Top-Heavy contribution is made under the Plan, then Employer Discretionary Contributions plus forfeitures shall be allocated to the Account of each Participant who either completes more than 500 Hours of Service during the Plan Year or is employed on the last day of the Plan Year as follows:

                                                                           94-05


                        Step One:       Contributions and forfeitures will be
                                        allocated to each Participant's Account
                                        in the ratio that each Participant's
                                        total Compensation bears to all
                                        Participants' total Compensation, but
                                        not in excess of 3% of each
                                        Participant's Compensation.

                        Step Two:       Any contributions and forfeitures
                                        remaining after the allocation in Step
                                        One will be allocated to each
                                        Participant's Account in the ratio that
                                        each Participant's Compensation for the
                                        Plan Year in excess of the integration
                                        level bears to the excess compensation
                                        of all Participants, but not in excess
                                        of 3% of each Participant's
                                        Compensation.  For purposes of this
                                        Step Two, in the case of any
                                        Participant who has exceeded the
                                        Cumulative Permitted Disparity Limit
                                        described below, such Participant's
                                        total Compensation for the Plan Year
                                        will be taken into account.

                        Step Three:     Any contributions and forfeitures
                                        remaining after the allocation in Step
                                        Two will be allocated to each
                                        Participant's Account in the ratio that
                                        the sum of each Participant's total
                                        Compensation and Compensation in excess
                                        of the Integration Level bears to the
                                        sum of all Participants' total
                                        Compensation and Compensation in excess
                                        of the Integration Level; however, the
                                        allocation cannot exceed the product of
                                        (a) the Permitted Disparity Percentage
                                        specified in the Adoption Agreement
                                        multiplied by (b) each Participant's
                                        total Compensation and Compensation in
                                        excess of the Integration Level.  For
                                        purposes of this Step Three, in the
                                        case of any Participant who has
                                        exceeded the Cumulative Permitted
                                        Disparity Limit described below, two
                                        times such Participant's total
                                        Compensation for the Plan Year will be
                                        taken into account.

                        Step Four:      Any remaining Employer contributions or
                                        forfeitures will be allocated to each
                                        Participant's Account in the ratio that
                                        each Participants's total Compensation
                                        for the Plan Year bears to all
                                        Participants' total Compensation for
                                        that year.

                                                                           94-05


                The Integration Level shall be equal to the Taxable Wage Base or such lesser amount elected by the Employer in the Adoption Agreement.

                (ii) Subject to the overall permitted disparity limits,if the Plan is not Top- Heavy for the Plan Year, Employer Discretionary Contributions plus forfeitures shall be allocated to the Account of each Participant who either completes more than 500 Hours of Service during the Plan Year or is employed on the last day of the Plan Year as follows:

                        Step One:       Contributions and forfeitures will be
                                        allocated to each Participant's Account
                                        in the ratio that the sum of each
                                        Participant's total Compensation and
                                        Compensation in excess of the
                                        Integration Level bears to the sum of
                                        all Participants' total Compensation
                                        and Compensation in excess of the
                                        Integration Level; however, the
                                        allocation cannot exceed the product of
                                        (a) the Permitted Disparity Percentage
                                        specified in the Adoption Agreement
                                        multiplied by (b) each Participant's
                                        total Compensation and Compensation in
                                        excess of the Integration Level.  For
                                        purposes of this Step One, in the case
                                        of any Participant who has exceeded the
                                        Cumulative Permitted Disparity Limit
                                        described below, two times such
                                        Participant's total Compensation for
                                        the Plan Year will be taken into
                                        account.

                        Step Two:       Any remaining Employer contributions or
                                        forfeitures will be allocated to each
                                        Participant's Account in the ratio that
                                        each Participant's total Compensation
                                        for the Plan Year bears to all
                                        Participants' total Compensation for
                                        that year.

                The Integration Level shall be equal to the Taxable Wage Base or such lesser amount elected by the Employer in the Adoption Agreement.

                Overall Permitted Disparity Limits

                Annual Overall Permitted Disparity Limit: Notwithstanding
                section 4.3(b)(i) and (ii) above, for any Plan Year this Plan benefits any Participant who benefits under another qualified plan or simplified employee pension, as defined in section 408(k) of the Code, maintained by the Employer that provides for permitted disparity (or imputes disparity), Employer contributions and forfeitures will be allocated to the Account of each Participant who either completes more than 500 Hours of Service

                                                                           94-05


                during the Plan Year or who is employed on the last day of the Plan Year in the ratio that such Participant's total Compensation bears to the total Compensation of all Participants.

                Cumulative Permitted Disparity Limit: Effective for Plan Years beginning on or after January 1, 1995, the Cumulative Permitted Disparity Limit for a Participant is 35 total cumulative permitted disparity years. Total cumulative permitted years means the number of years credited to the Participant for allocation or accrual purposes under this Plan, any other qualified plan or simplified employer pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant's cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative disparity limit.

4.4     401(k) Cash or Deferred Arrangements ("CODA")/Thrift Contributions

        (1)     Elective Deferrals

                If elected in the Adoption Agreement, the Employer may make contributions under a CODA.

                (a) Allocation of Deferrals. The Employer shall contribute and allocate to each Participant's Elective Deferral Account an amount equal to the amount of a Participant's Elective Deferrals.

                        (1) Elective Deferrals Pursuant to a Salary Reduction Agreement. To the extent provided in the Adoption Agreement, a Participant may elect to have Elective Deferrals made under this Plan. Elective Deferrals shall include both single-sum and continuing contributions made pursuant to a salary reduction agreement.

                                (i) Commencement of Elective Deferrals. A Participant shall be afforded a reasonable period at least once each calendar year, as specified in the Adoption Agreement, to elect to commence Elective Deferrals. Such election shall become effective as soon as administratively feasible, but not before the time specified in the Adoption Agreement.

                                                                           94-05


                                (ii)    Modification and Termination of
                                        Elective Deferrals.  A Participant's
                                        election to commence Elective Deferrals
                                        shall remain in effect until modified
                                        or terminated.  A Participant shall be
                                        afforded a reasonable period at least
                                        once each calendar year, as specified
                                        in the Adoption Agreement, to modify
                                        the amount or frequency of his or her
                                        Elective Deferrals.  A Participant may
                                        terminate his or her election to make
                                        Elective Deferrals at any time.

                        (2) Cash bonuses. If permitted in the Adoption Agreement, a Participant may also base Elective Deferrals on cash bonuses that, at the Participant's election, may be contributed to the CODA or received by the Participant in cash. A Participant shall be afforded a reasonable period at least once a year to elect to defer such amounts to the CODA. Such election shall become effective as soon as administratively feasible, but not before the time specified in the Adoption Agreement.

                        (3) Elective Deferrals shall be contributed and allocated to the Fund as soon as practicable (but in no event later than 90 days) following the close of the applicable pay period.

                (2)     Thrift Contributions

                        Starting for Plan Year(s) beginning January 1, 1987, if permitted under the Adoption Agreement, Participants may make Thrift Contributions which shall be allocated to a Thrift Account for each such Participant.

                        (a) A Participant shall always be one hundred percent (100%) vested in his Thrift Account.

                        (b) Unless specified otherwise in the Adoption Agreement, Thrift Contributions shall take effect on the Anniversary Date coincident with or next following the Participant's election to make Thrift Contributions. Elections to change the amount of the Thrift Contribution shall take effect on the Change Date specified in the Adoption Agreement which is coincident with or next following the date the Participant's election is received by the Committee. Notwithstanding this provision, a Participant's revocation of an

                                                                           94-05


                                election to make Thrift Contributions shall take effect as soon as administratively feasible.

                        (c) Thrift Contributions shall be made to the Fund as soon as practicable (but in no event later than 90 days) following the close of the applicable pay period.

                        (d)     Notwithstanding any other provisions of this
                                Section 4.4(2), distributions or withdrawals from a Participant's Thrift Account shall be made in accordance with the rules applicable to Voluntary Contributions under Section 10.1 However, if the Employer has elected to make Matching Contributions with respect to Thrift Contributions, any Participant who withdraws any amount from his Thrift Account, shall be precluded from making Thrift Contributions until the next permitted Change Date specified in the Adoption Agreement which is at least six
                                (6) months after the date of withdrawal.

                        (e) Thrift Contributions shall be subject to the Contribution Percentage tests and the rules applicable to Excess Aggregate Contributions set forth in Section 4.7.

                (3)     Matching Contributions

                        (a) If elected by the Employer in the Adoption Agreement, the Employer will make Matching Contributions to the Plan. The amount of such Matching Contributions shall be calculated by reference to each eligible Participant's Elective Deferrals or Thrift Contributions or Combined Contributions as specified by the Employer in the Adoption Agreement.

                        (b) Separate Account. Matching Contributions shall be allocated to each eligible Participant's Employer Matching Contribution Account.

                        (c) Vesting. Matching Contributions will be vested in accordance with the Employer's election in the Adoption Agreement and the terms of this plan. Notwithstanding anything in the Plan to the contrary, Matching Contributions shall be forfeited to the extent they relate to Excess Elective Deferrals, Excess Contributions or Excess

                                                                           94-05


                                Aggregate Contributions, and shall not
                                be taken into account for purposes of Section 4.7(a).

                        (d) Forfeitures. Forfeitures of Matching Contributions other than Excess Aggregate Contributions shall be made in accordance with the forfeiture provisions pursuant to
                                Section 4.2 of the Plan.

                        (e) Matching Contributions shall be subject to the Contribution Percentage tests and the rules applicable to Excess Aggregate Contributions set forth in Section 4.7.

                (4)     Qualified Matching Contributions

                        (a) If elected by the Employer in the Adoption Agreement, the Employer will make Qualified Matching Contributions to the CODA. The amount of such Qualified Matching Contributions shall be calculated by reference to each eligible Participant's Elective Deferrals or the Elective Deferral portion of Combined Contributions, as specified in the Adoption Agreement.

                        (b) Separate Account. Qualified Matching Contributions shall be allocated to each Participant's Qualified Nonelective
                                Contribution Account.

                        (c) Vesting. Qualified Matching Contributions shall be fully vested and nonforfeitable at all times.

                        (d)     Distributions.  Qualified Matching
                                Contributions and income allocable thereto shall be distributable only in accordance with
                                Section 4.10.

                (5)     Qualified Nonelective Contributions

                        (a) The Employer may elect to make Qualified Nonelective Contributions under the Plan on behalf of Employees as provided in the Adoption Agreement.

                                The Qualified Nonelective Contributions will be allocated to each eligible Participant's Qualified Nonelective Contribution Account in the ratio in which each eligible Participant's Compensation for

                                                                           94-05


                                the Plan Year bears to the total Compensation of all eligible Participants for such Plan Year.

                        (b) Separate Account. Qualified Nonelective Contributions shall be allocated to each Eligible Participant's Qualified Nonelective Contribution Account.

                        (c) Vesting. Qualified Nonelective Contributions shall be fully vested and nonforfeitable at all times.

                        (d) Distributions. Qualified Nonelective Contributions and income allocable thereto shall be distributable only in accordance with
                                Section 4.10.

4.5     Maximum Amount of Elective Deferrals

        (a) General Rule. A Participant's Elective Deferrals are subject to any limitations imposed in the Adoption Agreement and any further limitations under the Plan. No Participant shall be permitted to have Elective Deferrals made under this Plan or any other CODA maintained by the Employer or an Affiliated Employer, during any calendar year beginning after 1986, in excess of the adjusted dollar limitation of section 402(g) of the Code. Other dollar limitations may apply under section 402(g) of the Code to the extent that a Participant makes Elective Deferrals to arrangements other than CODAs (see also sections 402(h)(1)(B), 403(b), 457, and 501(c)(18) of the
                Code).

        (b) Distribution of Excess Elective Deferrals. A Participant may allocate to the Plan any Excess Deferrals made during a calendar year by notifying the Committee on or before the date specified in the Adoption Agreement of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant shall be deemed to notify the Committee of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of the Employer. Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to Participants to whose accounts Excess Elective Deferrals were allocated for the preceding year and who claim Excess Elective Deferrals for such taxable year no later than the date specified in the Adoption Agreement.

                                                                           94-05


        (c) Determination of Income or Loss. Excess Elective Deferrals shall be adjusted for income or loss for the taxable year. Unless indicated otherwise by the Committee, the income or loss allocable to Excess Elective Deferrals is the income or loss allocable to the Participant's Elective Deferral Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator is the Participant's account balance attributable to Elective Deferrals without regard to any income
                or loss occurring during such taxable year.   If the Committee
                selects another method in order to compute the income or loss, the method selected must not violate the requirements of Code section 401(a)(4) and must be used consistently for all Plan participants and for all corrective distributions under the Plan for the taxable year.

4.6     Average Actual Deferral Percentage Tests

        (a) General Rule. The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for each Plan Year beginning on or after January 1, 1987 and the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                (1) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25;

                        or

                (2) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 2.0, provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

                        (b)     Special Rules.

                                                                           94-05


                                (1) The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and, if applicable, Qualified Nonelective Contributions or Qualified Matching Contributions, or both) allocated for his account under two or more CODAs, that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions and Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more CODAs that have different Plan Years, all CODAs ending with or within the same calendar year shall be treated as a single arrangement.

                                (2) In the event that this Plan satisfies the requirements of sections 401(a)(4), 401(k) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Actual Deferral Percentage of Eligible Participants as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same Plan Year.

                                (3)     For purposes of the Average Actual
                                        Deferral Percentage of an Eligible
                                        Participant who is a 5 percent owner or
                                        one of the 10 most highly-paid Highly
                                        Compensated Employees, the Elective
                                        Deferrals (and, if applicable,
                                        Qualified Nonelective Contributions or
                                        Qualified Matching Contributions, or
                                        both) and Compensation of such
                                        Participant shall include the Elective
                                        Deferrals (and, if applicable,
                                        Qualified Nonelective Contributions and
                                        Qualified Matching Contributions or
                                        both), and Compensation for the Plan
                                        Year of Family Members.  Family
                                        Members, with respect to Highly
                                        Compensated Employees, shall be
                                        disregarded as separate employees in
                                        determining the Actual Deferral
                                        Percentage both for Eligible
                                        Participants who are Non-Highly
                                        Compensated

                                                                          94-05


                                        Employees and for Eligible Participants
                                        who are Highly Compensated Employees.

                                (4) Notwithstanding anything in this Plan to the contrary, Qualified Nonelective Contributions and Qualified Matching Contributions used to meet the Average Actual Deferral Percentage tests may be made at any time before the last day of the twelve (12) month period immediately following the Plan Year to which the contributions relate.

                                (5) The determination and treatment of the Elective Deferrals, Qualified
                                        Nonelective Contributions, Qualified
                                        Matching Contributions and the Actual
                                        Deferral Percentage of any Eligible
                                        Participant shall satisfy such other
                                        requirements as may be prescribed by
                                        the Secretary of the Treasury.

                                (6)     The Employer shall maintain adequate
                                        records to demonstrate compliance with
                                        the Average Actual Deferral Percentage
                                        tests, including the extent to which
                                        Qualified Nonelective and Qualified
                                        Matching Contributions are taken into
                                        account.

                        (c) Distribution of Excess Contributions. Notwithstanding any other provision of the Plan except Section 4.6(d) below, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts Excess Contributions were allocated for the preceding Plan Year. The amount of Excess Contributions to be distributed shall be reduced by the amount of any Excess Contributions recharacterized in accordance with Section 4.6(d) below. Distributions of Excess Contributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each Highly Compensated Employee. Excess Contributions shall be allocated to Participants who are subject to the family member aggregation rules of section 414(q)(6) of the Code in the manner prescribed by the regulations. [If such excess amounts are not distributed or recharacterized (in accordance with Section 4.6(d) below) within 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, then section 4979 of the Code

                                                                           94-05


                                imposes a ten percent (10%) excise tax on the Employer maintaining the Plan with respect to such amounts.] Excess Contributions of Participants who are subject to the Family Member aggregation rules described in Section 4.6(b)(3) shall be allocated among the Family Members in proportion to the Elective Deferrals (and amounts treated as Elective Deferrals) of each Family Member that is combined to determine the combined Actual Deferral Percentage.

                                (1)     Determination of Income or Loss.
                                        Excess Contributions shall be adjusted
                                        for income or loss for the Plan Year.
                                        Unless indicated otherwise by the
                                        Committee, the income or loss allocable
                                        to Excess Contributions is the income
                                        or loss allocable to the Participant's
                                        Elective Deferrals (and, if applicable,
                                        Qualified Nonelective Contributions or
                                        Qualified Matching Contributions or
                                        both) for the Plan Year multiplied by a
                                        fraction, the numerator of which is
                                        such Participant's Excess Contributions
                                        for the year and the denominator is the
                                        Participant's account balance
                                        attributable to Elective Deferrals
                                        (and, if applicable, Qualified
                                        Nonelective Contributions or Qualified
                                        Matching Contributions or both) without
                                        regard to any income or loss occurring
                                        during such Plan Year.   If the
                                        Committee selects another method in
                                        order to compute the income or loss,
                                        the method selected must not violate
                                        the requirements of Code section
                                        401(a)(4) and must be used consistently
                                        for all Plan participants and for all
                                        corrective distributions under the Plan
                                        for the Plan Year.

                                (2)     Accounting for Excess Contributions.
                                        Excess Contributions shall be
                                        distributed first from the
                                        Participant's account balance
                                        attributable to Elective Deferrals and
                                        (to the extent used in the Average
                                        Actual Deferral Percentage tests)
                                        Qualified Matching Contributions in
                                        proportion to the Participant's
                                        Elective Deferrals and Qualified
                                        Matching Contributions for the Plan
                                        Year.  Excess Contributions shall be
                                        distributed from the Participant's
                                        Qualified Nonelective Contribution
                                        Account only to the extent that such
                                        Excess Contributions exceed the

                                                                           94-05


                                        Participant's account balance
                                        attributable to Elective Deferrals and
                                        Qualified Matching Contributions.

                        (d) Recharacterization of Excess Contributions. If the Plan provides for Thrift Contributions by Participants and if permitted in the Adoption Agreement, each Participant to whom Excess Contributions are allocable may elect, in lieu of distribution under Section 4.6(c) above, that all or a portion of such Excess Contributions be recharacterized as Thrift Contributions no later than the later of (i)
                                2 1/2 months after the last day of the Plan
                                Year in which such excess amounts arose or
                                (ii) October 24, 1988. Recharacterization is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof.

                                In no event may the amount of Excess
                                Contributions recharacterized for any Plan Year exceed the amount of Elective Deferrals for such Plan Year. Excess Contributions may not be recharacterized as Thrift Contributions to the extent that, in combination with the Thrift Contributions actually made for the Plan Year, they exceed the maximum amount of Thrift Contributions permitted under the Plan (prior to the application of the Contribution Percentage tests of Section 4.7).

                                Recharacterized Excess Contributions shall be treated as Thrift Contributions for purposes of the Contribution Percentage tests of Section 4.7.

                                However, no matching Employer contribution shall be made with respect to Recharacterized Contributions. In addition, recharacterized Excess Contributions shall be reported to the Internal Revenue Service and the Participant as employee contributions in accordance with such rules as the Internal Revenue Service may prescribe and shall be accounted for as Voluntary Contributions for purposes of sections 72 and 6047 of the Code. Recharacterized Excess Contributions will be taxable to the Participant for the Participant's taxable year in which the Participant would have received them in cash. Recharacterized Excess Contributions will be taxable to the Participant for the Participant's taxable year in which the Participant would have

                                                                           94-05


                                received them in cash. Recharacterized Excess Contributions shall remain non-forfeitable and shall continue to be treated for all other purposes, including the limitations on distributions of section 401(k), the deduction limitations of section 404 of the Code, the contribution limitations of section 415 of the Code and the top heavy rules of section 416 of the Code, as Elective Deferrals, except that Recharacterized Excess Contributions which relate to Plan Years beginning before January 1, 1989 shall be treated as employee contributions for purposes of section 401(k)(2) of the Code. Recharacterized Excess Contributions shall be allocated to the Participant's Elective Deferral Account.

4.7     Average Contribution Percentage Tests

        (a) General Rule. The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for each Plan Year beginning on or after January 1, 1987 and the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                (1) The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

                (2) The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-highly Compensated Employees for the Plan Year multiplied by two (2), provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Non-highly Compensated Employees by more than two
                        (2) percentage points.

        (b)     Multiple Use Test.

                (1) Effective for Plan Years beginning on or after January 1, 1989, if one or more Highly Compensated Employees participate in both a CODA and a

                                                                           94-05


                        plan subject to the Average Contribution Percentage tests maintained by the Employer and the sum of the Average Actual Deferral Percentage and Average Contribution Percentage of those Highly Compensated Employees subject to either or both tests exceeds the "Aggregate Limit" (as defined in (2) below), then the Average Contribution Percentage of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with such Highly Compensated Employee whose Contribution Percentage is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The Average Actual Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees are determined after any corrections required to meet the Average Actual Deferral Percentage and Average Contribution Percentage tests. Notwithstanding the foregoing, the Multiple Use limitations of Section 4.7 (b) do not apply if the Average Actual Deferral Percentage of Eligible Participants who are Highly Compensated Employees does not exceed 1.25 multiplied by the Average Actual Deferral Percentage of all other Eligible Participants and the Average Contribution Percentage of Eligible Participants who are Highly Compensated Employees does not exceed 1.25 multiplied by the Average Contribution Percentage of all other Eligible Participants.

                (2) For this purpose, "Aggregate Limit" shall mean the greater of the limit produced by (A) or (B) below:

                        (A) the sum of (i) one hundred twenty-five percent (125%) of the greater of the Average Actual Deferral Percentage of the Non-Highly Compensated Employees eligible to participate in the CODA for the Plan Year or the Average Contribution Percentage of the Non-Highly Compensated Employees eligible to participate under the Plan subject to section 401(m) of the Code for the Plan Year beginning with or within the Plan Year of the CODA, and (ii) two (2) plus the lesser of such Average Actual Deferral Percentage or Average Contribution Percentage (however, this amount shall not exceed two hundred percent (200%) of the lesser such Average Actual Deferral Percentage or Average Contribution Percentage).

                        (B) the sum of (i) one hundred twenty-five percent (125%) of the lesser of the Average Actual Deferral Percentage of the Non-Highly Compensated Employees eligible to participate in the CODA for

                                                                           94-05



                                the Plan Year or the Average Contribution
                                Percentage of the Non-Highly Compensated
                                Employees eligible to participate under the Plan subject section 401(m) of the Code for the Plan Year beginning with or within the Plan Year of the CODA, and (ii) two (2) plus the greater of such Average Actual Deferral Percentage or Average Contribution Percentage (however, this amount shall not exceed two hundred percent (200%) of the greater of such Average Actual Deferral Percentage or Average Contribution Percentage).

        (c)     Special Rules.

                (1) For purposes of this Section 4.7, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more Plans described in section 401(a) of the Code, or CODAs, that are maintained by the Employer or an Affiliated Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each Plan. If a Highly Compensated Employee participates in two or more CODAs that have different Plan Years, all CODAs ending with or within the same calendar year shall be treated as a single arrangement.

                (2) In the event that this Plan satisfies the requirements of sections 401(a)(4), 401(m) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentages of Participants as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401(m) of the Code only if they have the same Plan Year.

                (3) For purposes of determining the Contribution Percentage of an Eligible Participant who is a 5-percent owner or one of the 10 most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate employees in determining the Average Contribution Percentage both for Eligible Participants who are

                                                                           94-05


                        Non-Highly Compensated Employees and for Eligible Participants who are Highly Compensated Employees.

                (4) For purposes of the Contribution Percentage tests, Voluntary Contributions and Thrift Contributions are considered to have been made in the Plan Year in which contributed to the Fund. Notwithstanding anything in this Plan to the contrary, Matching Contributions will be considered made for a Plan Year if allocated to such year and made no later than the end of the twelve (12) month period beginning on the day after the close of the Plan Year.

                (5) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                (6) The Employer shall maintain adequate records to demonstrate compliance with the Average Contribution Percentage tests.

        (d)     Distribution of Excess Aggregate Contributions.
                Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. [If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, then section 4979 of the Code imposes a ten percent (10%) excise tax on the Employer maintaining the Plan with respect to such amounts]. Excess Aggregate Contributions of Participants who are subject to the Family Member aggregation rules described in Section 4.7(c)(3) shall be allocated among the Family Members in proportion to the Thrift Contributions, Voluntary Contributions, and Matching Contributions (or amounts treated as Matching Contributions) of each Family Member that is combined to determine the combined Actual Contribution Percentage.

                (1) Determination of Income or Loss. The Excess Aggregate Contributions shall be adjusted for income or loss for the Plan Year. Unless indicated otherwise by the Committee, the income or loss allocable to Excess Aggregate Contributions is the income or loss allocable to the Participant's Voluntary Contribution Account, Thrift Account and Employer Matching Contribution Account for the Plan Year multiplied by a fraction, the

                                                                           94-05

                        numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year. If the Committee selects another method in order to compute the income or loss, the method selected must not violate the requirements of Code section 401(a)(4) and must be used consistently for all Plan participants and for all corrective distributions under the Plan for the Plan Year.

                (2) Treatment of Forfeitures. Forfeitures of Excess Aggregate Contributions shall be allocated to Participants' Accounts or applied to reduce Employer contributions, as elected by the Employer in the Adoption Agreement, under Section 4.2. If forfeitures are reallocated to the accounts of Participants under
                        Section 4.2, forfeitures of Excess Aggregate
                        Contributions shall be allocated in the same manner as Matching Contributions, except that no such forfeitures shall be allocated to any Highly Compensated Employee.

                (3) The determination of the Excess Aggregate Contributions shall be made after first determining the Excess Elective Deferrals pursuant to Section 4.5, and then determining the Excess Contributions pursuant to
                        Section 4.6.

4.8     Non-Hardship Withdrawals

        (a) If Employer Discretionary Contributions are not integrated with Social Security and a Participant's Employer Discretionary Contributions and Matching Contribution Accounts are 100% vested at the time of distribution, and if permitted by the Adoption Agreement, a Participant may make withdrawals from his Employer Discretionary Contributions and Matching Contribution Accounts, for any reason, after attainment of age fifty-nine and one-half (59 1/2).

        (b) If permitted by the Adoption Agreement, a Participant may make withdrawals from his Elective Deferral Account or Qualified Nonelective Contribution Account, for any reason, after attainment of age fifty-nine and one-half (59 1/2).

        (c) A withdrawal under (a) or (b) above may be made at such time as the Committee shall designate, but not more than quarterly during a Plan Year provided that no single withdrawal shall be less than five hundred dollars ($500) and a withdrawal by a Participant prior to his separation from service may never exceed the smaller

                                                                           94-05


                of the actual amount contributed to the account or the adjusted value of the account.

        (d)     If the Plan is subject to the Automatic Annuity Rules of
                Section 8.2, the written consent of the Participant's spouse (consistent with the requirements for a Qualified Election under Section 8.2) must be obtained with respect to any withdrawal.

4.9     Distribution on Account of Financial Hardship

        (a) If elected by the Employer in the Adoption Agreement, distributions may be made from a Participant's Elective Deferral, Qualified Nonelective Contribution Account, vested portion of the Participant's Employer Discretionary Contribution Account, or the vested portion of the Employer Matching Contribution Account on account of financial hardship if the distribution is necessary in light of the immediate and heavy financial needs of the Participant.

                Effective for Plan Years beginning on or after January 1, 1989, distributions on account of financial hardship with respect to Elective Deferrals shall be limited to the amount of the Participant's Elective Deferrals and income allocable to such contributions credited to the Participant's Elective Deferral Account as of the end of the last Plan Year ending before July 1, 1989; neither the income allocable to Elective Deferrals credited to a Participant's Elective Deferral Account after the end of the last Plan Year ending before July 1, 1989 nor a Participant's Qualified Non-elective Contribution Account shall be available for such distributions.

        (b) A distribution on account of financial hardship shall not exceed the amount required to meet the immediate financial need created by the hardship. With respect to the Elective Deferral Account, and the Qualified Nonelective Contribution Account, the determination of the existence of financial hardship, and the amount required to meet the immediate financial need created by the hardship shall be made by the Committee, in accordance with the criteria specified in (c) below.

                With respect to the Employer Discretionary Contribution Account and the Employer Matching Contribution Account, the determination of the existence of financial hardship, and the amount required to meet the immediate financial need created by the hardship shall be made by the Committee, in accordance with the criteria specified in (d) below.

                                                                           94-05


                If the Plan is subject to the Automatic Annuity Rules of
                Section 8.2, the written consent of the Participant's spouse (consistent with the requirements for a Qualified Election under Section 8.2) must be obtained with respect to any withdrawal on account of financial hardship.

                The Committee shall establish written procedures specifying the requirements for distributions on account of hardship, including the forms to be submitted. Distributions of amounts under this Section shall be made as soon as administratively feasible.

        (c)     (1)     Immediate and Heavy Financial Need.  Hardship
                        distributions will be allowed only on account of:

                        (i) Expenses for medical care (described in section 213(d) of the Code) incurred by the Employee, the Employee's spouse, or any dependents of the Employee (as defined in section 152 of the Code) or necessary for these persons to obtain such care;

                        (ii) Purchase (excluding mortgage payments) of a principal residence for the Employee;

                        (iii) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee, the Employee's spouse, children or dependents;

                        (iv) The need to prevent the eviction of the Employee from his principal residence or foreclosure on the mortgage of the Employee's principal residence; or

                        (v)     Such other financial need which the
                                Commissioner of Internal Revenue, through the publication of revenue rulings, notices and other documents of general applicability, deems to be immediate and heavy.

                (2) Distribution Necessary to Satisfy Financial Need. A distribution shall not be made on account of a financial need unless all of the following requirements are satisfied:

                        (i) The distribution is not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any

                                                                           94-05


                                federal, state or local income taxes or
                                penalties reasonably anticipated to result from the distribution) of the Employee;

                        (ii) The Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer;

                        (iii)   Elective contributions and employee
                                contributions under this Plan and all other qualified and nonqualified deferred compensation plans maintained by the Employer (other than mandatory contributions to a defined benefit plan) shall be suspended for at least twelve (12) months after receipt of the hardship distribution. For this purpose, the phrase "qualified and nonqualified deferred compensation plans" includes stock option, stock purchase and similar plans, and cash or deferred arrangements under a cafeteria plan, within the meaning of Section 125 of the Code. It does not include health or welfare benefit plans; and

                        (iv) The Plan, and all other plans maintained by the Employer, provide that the Employee may not make elective contributions for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under section 402(g) of the Code for such next taxable year less the amount of such Employee's elective contributions for the taxable year of the hardship distribution.

                                An Employee shall not fail to be treated as an Eligible Participant for purposes of the Actual Deferral Percentage tests of Section 4.6 merely because his Elective Deferrals are suspended in accordance with this provision.

        (d) Immediate and Heavy Financial Need. The determination of whether an immediate and heavy financial need exists shall be made by the Committee in a uniform and nondiscriminatory manner. The criteria may include the events described in
                Section 4.9(c) of this plan.

        (e) If a distribution is made pursuant to this Section when the Participant has a nonforfeitable right to less than 100 percent of his Account balance derived from contributions made by the Employer and the Participant may increase the nonforfeitable percentage in the account:

                                                                           94-05


                (1) A separate account will be established for the Participant's interest in the Plan as of the time of the distribution, and

                (2) At any relevant time the Participant's nonforfeitable portion of the separate account will be equal to an amount ("X") determined by the formula:

                                X = P(AB + (R x D)) - (R x D)

        For purposes of applying the formula: P is the nonforfeitable percentage at the relevant time, D is the amount of the distribution and R is the ratio of the Account balance AB at the relevant time to the Account balance after distribution.

4.10    Special Distribution Rules

                Except as provided in the Adoption Agreement, Elective Deferrals, Qualified Nonelective Contributions, Qualified Matching Contributions and income allocable thereto are not distributable to the Participant, or the Participant's Beneficiary, in accordance with the Participant's or Beneficiary's election, earlier than upon separation from service, death, or Total and Permanent Disability. Distribution (if elected in the Adoption Agreement) upon termination of the Plan without the establishment or maintenance of a successor plan, the Employer's sale of substantially all of the assets of a trade or business or the sale of the Employer's interest in a subsidiary may only be made, after March 31, 1988, in a lump sum distribution within the meaning of section 401(k)(10)(B) of the Code.

                Unless the Plan is a Profit Sharing Plan exempt from the Automatic Annuity rules of Section 8.2 pursuant to Section 8.3, all distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and Participant consent requirements contained in sections 401(a)(11) and 417 of the Code.



                                 ARTICLE V.
              CONTRIBUTIONS AND CREDITS TO TARGET BENEFIT PLANS


                [All provisions regarding target benefit plan
                 contributions are in the Adoption Agreement

                                                                           94-05


                  for Dreyfus Standardized Prototype Target
                          Benefit Plan No. 01004].

                                                                           94-05




                                 ARTICLE VI.
                     CONTRIBUTION AND ALLOCATION LIMITS

6.1     Timing of Contributions

        Contributions under Sections 3.1, 4.1, 4.4(3), 4.4(4), 4.4(5) and 5.1 shall be made no later than the time prescribed by law (including any extensions thereof) for filing the Employer's federal income tax return for the Plan Year for which they are made.

6.2     Deductibility of Contributions

        All contributions made by an Employer shall be conditioned upon their deductibility by the Employer for income tax purposes; provided, however, that no contributions shall be returned to an Employer except as provided in Section 6.3.

6.3     Return of Employer Contributions

        Notwithstanding any other provision of this Plan, contributions made by an Employer may be returned to such Employer if:

        (a) the contribution was made by reason of a mistake of fact and is returned to the Employer within one year of the mistaken contribution, or

        (b) the contribution was conditioned upon its deductibility by the Employer for income tax purposes, the deduction was disallowed and the contribution is returned to the Employer within one year after the disallowance of the deduction, or

        (c) the contribution was conditioned upon initial qualification of the Plan, the Plan was submitted to the Internal Revenue Service for a determination as to its initial qualification within the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted or such later date as the Secretary of the Treasury may prescribe, the Plan received an adverse determination, and the contribution is returned to the Employer within one year after the date of the adverse determination.

        Employer contributions may be returned even if such contributions have been allocated to a Participant's Account which is fully or partially nonforfeitable and it is necessary to adjust said Account to reflect the return of the Employer contributions. The amount which may be returned to the Employer is the excess of the amount contributed over the

                                                                           94-05


        amount that would have been contributed had there not occurred the circumstances causing the excess. Earnings attributable to the excess contribution may not be returned to the Employer, but losses thereto shall reduce the amount to be so returned. Furthermore, if the withdrawal of the amount attributable to the excess contribution would cause the balance of the individual Account of any Participant to be reduced to less than the balance which would have been in the Account had the excess amount not been contributed, then the amount to be returned to the Employer shall be limited to avoid such reduction.

6.4     Limitation on Allocations:

        (a) If the Participant does not participate in, and has never participated in another qualified plan or a welfare benefit fund, as defined in section 419(e) of the Code, maintained by the Employer, or an individual medical benefit account, as defined in section 415(l)(2) of the Code, maintained by the Employer, or a simplified employee pension, as defined in section 408(k) of the Code, maintained by the Employer which provides an Annual Addition, the amount of Annual Additions which may be credited to the Participant's Accounts for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's Accounts would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

        (b) Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Maximum Permissible Amount may be determined on the basis of the Participant's estimated annual compensation for such Limitation Year. Such estimated annual compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated.

        (c) As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant's actual Compensation for such Limitation Year.

        (d) If, pursuant to Subsection (c) above or as a result of the allocation of forfeitures, there is an Excess Amount with respect to a Participant for a Limitation Year, such Excess Amount shall be disposed of as follows:

                                                                           94-05


                (1) First, any deferrals made pursuant to a salary reduction agreement or other deferral mechanism and Thrift/Voluntary Employee contributions, to the extent that the return would reduce the Excess Amount, shall be returned to the Participant.

                (2) Unless otherwise specified in the Adoption Agreement, if after the application of paragraph (1) an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Accounts will be used to reduce Employer contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

                (3) If after the application of paragraph (1) an Excess Amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;

                (4) If a suspense account is in existence at any time during the Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer or any employee contributions may be made to the Plan for that Limitation Year. Excess Amounts may not be distributed to Participants or former Participants.

        (e) Subsections (e), (f), (g), (h), (i) and (j) apply if, in addition to this Plan, the Participant is covered under another qualified master or prototype defined contribution plan maintained by the Employer or a welfare benefit fund, as defined in section 419(e) of the Code, maintained by the Employer or an individual medical benefit account, as defined in section 415(l)(2) of the Code, maintained by the Employer, or a simplified employee pension maintained by the Employer which provides an Annual Addition, during any Limitation Year. The Annual Additions which may be credited to a Participant's Accounts under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's account under

                                                                           94-05


                the other qualified master or prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions for the same Limitation Year. If the Annual Additions with respect to the Participant under other qualified master or prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's Accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under such plans and welfare benefit funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other qualified master or prototype defined contribution plans, and welfare benefit funds, individual medical accounts, and simplified employee pensions in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Accounts under this Plan for the Limitation Year.

        (f) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount based on the Participant's estimated annual compensation in the manner described in Subsection (b).

        (g) As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant's actual Compensation for such Limitation Year.

        (h) If pursuant to Subsection (g) above or as a result of the allocation of forfeitures, a Participant's Annual Additions under this Plan and all such other plans result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date.

        (i) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

                (1) the total Excess Amount allocated as of such date, times,

                                                                           94-05


                (2) the ratio of (A) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan, to (B) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan and all other qualified Master and Prototype defined contribution plans.

        (j) Any Excess Amounts attributed to this Plan shall be disposed of as provided in Subsection (d).

        (k) If the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a Master or Prototype plan, Annual Additions which may be credited to the Participant's Accounts under this Plan for any Limitation Year will be limited in accordance with Subsections
                (e), (f), (g), (h), (i) and (j) as though the other plan were a Master or Prototype plan unless the Employer provides other limitations in the Adoption Agreement.

        (l) If the Employer maintains, or at any time maintained, a qualified defined benefit plan (other than the Sponsor's paired plan number 02001, covering any Participant in this Plan, the sum of the Participant's Defined Benefit Fraction and Defined Contribution Fraction will not exceed one (1.0) in any Limitation Year. Unless the Employer elects otherwise in the Adoption Agreement, this limitation will be met by freezing or reducing the rate of benefit accrual under the qualified defined benefit plan.

        (m) For purposes of this Section 6.4, the following definitions shall apply:

                (1) "Annual Additions" shall mean the sum of the following credited to a Participant's account for the Limitation
                        Year:

                        (A)     All Employer contributions,

                        (B)     All forfeitures, and

                        (C)     All Employee contributions.

                        All excess deferrals as described in section 402(g) of the Code, all excess contributions as defined in section 401(k)(8)(B) of the Code, (including amounts recharacterized), and all excess aggregate contributions as defined in section 401(m)(6)(B) of the Code, regardless of whether such amounts

                                                                           94-05


                        are distributed or forfeited, shall continue to be treated as Annual Additions.

                        For purposes of the above, amounts reapplied to reduce Employer contributions under Subsections (d) and (j) shall also be included as Annual Additions.

                        Amounts allocated, after March 31, 1984, to an individual medical benefit account, as defined in section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer, are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in section 419(e) of the Code, maintained by the Employer, are treated as Annual Additions to a defined contribution plan, and allocations under a simplified employee pension.

        (2) Unless specified otherwise in the Adoption Agreement, for purposes of this Section, Compensation shall have the same meaning as described in Section 1.15 of the Plan. One of the following definitions of Compensation may be elected by the employer in the Adoption Agreement.

                        (1)     Information required to be reported under
                                section 6041, 6051, and 6052, (Wages, Tips and Other Compensation Box on Form W-2). Compensation defined as wages as defined in section 3401(a) and all other payments of compensation to an employee by the employer (in the course of the employer's trade or business) for which the employer is required to furnish the employee a written statement under section 6041(d) and 6051(a)(3) of the Code.
                                Compensation must be determined without regard to any rules under section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2)).

                        (2) Section 3401(a) wages. Compensation is defined as wages within the meaning of section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any

                                                                           94-05




                                rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2).

                        (3) 415 safe-harbor compensation. Compensation is defined as wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered int he course of employment with the employer maintaining the plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in 1.62-2(c)), and excluding the following:

                                (a)     Employer contributions to a plan of
                                        deferred compensation which are not
                                        includable in the employee's gross
                                        income for the taxable year in which
                                        contributed, or employer contributions
                                        under a simplified employee pension
                                        plan to the extent such contributions
                                        are deductible by the employee, or any
                                        distributions from a plan of deferred
                                        compensation;

                                (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                                (c)     Amounts realized from the sale,
                                        exchange or other disposition of stock
                                        acquired under a qualified stock
                                        option; and

                                (d)     Other amounts which received special
                                        tax benefits, or contributions made by
                                        the employer (whether or not under a
                                        salary reduction agreement) towards the
                                        purchase of an annuity contract
                                        described in section 403(b) of the Code
                                        (whether or not the contributions are
                                        actually excludable from the gross
                                        income of the employee).

                                                                           94-05


                                For any self-employed individual compensation will mean earned income.

                        For limitation years beginning after December 31, 1991, for purposes of applying the limitations of this article, compensation for a limitation year is the compensation actually paid or made available during such limitation year.

                        Notwithstanding the preceding sentence, compensation for a participant in a defined contribution plan who is permanently and totally disabled (as defined in section 22(e)(3) of the Internal Revenue Code) is the compensation such participant would have received for the limitation year if the participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled participant may be taken into account only if the participant is not a highly compensated employee (as defined in section 414(q) of the Code) and contributions made on behalf of such participant are nonforfeitable when made.

                        (3) "Defined Benefit Fraction" shall mean a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of one hundred twenty-five percent (125%) of the dollar limitation determined for the Limitation Year under sections 415(b) and (d) of the Code or one hundred forty percent (140%) of the Highest Average Compensation (which shall mean the average compensation for the three consecutive years of Service with the Employer that produces the highest average), including any adjustments under section 415(b) of the Code. A year of Service with the Employer is the twelve (12) consecutive month period defined in Section 1.54 of the Plan.

                        Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than one hundred twenty five percent (125%) of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987,

                                                                          94-05

                                disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of section 415 of the Code for all Limitation Years beginning before January 1, 1987.

                        (4) "Defined Contribution Fraction" shall mean a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible Voluntary
                                Contributions to all defined benefit plans, whether or not terminated, maintained by the Employer and the Annual Additions attributable to all welfare benefit funds, as defined in section 419(e) of the Code, and individual medical benefit accounts as defined in section 415(l)(2) of the Code, and simplified employee pensions, maintained by the Employer) and the denominator of which is the sum of the Maximum Aggregate Amounts for the current and all prior Limitation Years of Service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The Maximum Aggregate Amount in any Limitation Year is the lesser of one hundred twenty-five percent (125%) of the dollar limitation in effect under section 415(c)(1)(A) of the Code or thirty-five percent (35%) of the Participant's Compensation for such year.

                                If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed one (1.0) under the terms of this Plan. Under the adjustment, an amount equal to the product of (A) the excess of the sum of the fractions over one (1.0) times (B) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

                                                                          94-05

                                The Annual Additions for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as Annual Additions.

                        (5) "Employer" shall mean the Employer that adopts this Plan and all members of a controlled group of corporations (as defined in section 414(b) of the Code and as modified by section 415(h) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in section 414(c) and as modified by section 415(h) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in section 414(m)); and any other entity required to be aggregated with the Employer under Section 414(o) of the Code.

                        (6) "Excess Amount" shall mean the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

                        (7) "Limitation Year" shall mean the calendar year, unless another twelve (12) consecutive month period is elected in the Adoption Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is changed by amendment, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

                        (8) "Master or Prototype Plan" shall mean a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

                        (9) "Maximum Permissible Amount" shall mean the lesser of:

                                (A) thirty-thousand dollars ($30,000) (or, if greater, one-fourth (1/4th) of the defined benefit dollar limitation set forth in section 415(b)(1) of the Code as in effect for the Limitation
                                        Year), or

                                (B)     twenty-five percent (25%) of the
                                        Participant's Compensation for the
                                        Limitation Year.

                                The compensation limitation referred to in paragraph (B) above shall not apply to any contribution for medical benefits (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise

                                                                          94-05

                                treated as an Annual Addition under section
                                415(l)(1) or 419A(d)(2) of the Code.

                                If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve (12) consecutive month period, the Maximum Permissible Amount will not exceed the defined contribution dollar limitation set forth in paragraph (A) above multiplied by the following fraction:

                                  Number of Months in the Short Limitation Year
                                  ---------------------------------------------
                                                        12

                        (10) "Projected Annual Benefit" shall mean the annual retirement benefit (adjusted to an actuarial equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the Plan assuming:

                                (A)     The Participant will continue
                                        employment until the Normal
                                        Retirement Date under the Plan (or
                                        current date, if later) and

                                (B) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

6.5     Separate Accounts

        The Committee shall maintain the following separate Accounts, as are applicable, with respect to each Participant:

        (a)     a Regular Account (as described in Article III),

        (b)     an Elective Deferral Account (as described in Article IV),

        (c)     a Qualified Nonelective Contribution Account (as described in
                Article IV),

        (d)     a Thrift Account (as described in Article IV),

        (e)     a Matching Contribution Account (as described in Article IV),

                                                                          94-05


        (f)     a Voluntary Account (as described in Article X),

        (g)     a Voluntary Tax-Deductible Account (as described in Article X),

        (h)     a Rollover Account (as described in Article X),

        (i)     an Employer Discretionary Contribution Account (as described in
                Article IV), and

        (j)     a Transfer Account (as described in Article X).

        Each such Account shall be credited with the applicable contributions, forfeitures, earnings losses, expenses, and distributions. The maintenance of separate Accounts is only for accounting purposes and a segregation of the Trust Fund to each Account shall not be required.

6.6     Valuation

        (a) Except as otherwise provided in subsection (b) below, or as directed by the Committee subject to approval by the Trustee, the assets of the Trust Fund shall be valued at their current fair market value as of each Valuation Date, and the earnings and losses of the Trust Fund since the immediately preceding Valuation Date shall be allocated to the separate Accounts of all Participants and former Participants under the Plan in the ratio that the fair market value of each such Account as of the immediately preceding Valuation Date, reduced by any distributions or withdrawals therefrom since such preceding Valuation Date, bears to the total fair market value of all separate Accounts as of the immediately preceding Valuation Date, reduced by any distributions or withdrawals therefrom since such preceding Valuation Date; provided, however, that if Participant-directed investments have been elected in the Adoption Agreement, the earnings and losses of each separate Account shall be allocated solely to such Account.

                Notwithstanding any other provision of the Plan, the Committee may, in its sole discretion, on any date other than the last day of the Plan Year, determine the value of an Account. If such a determination is made, the date of such determination shall be considered to be a Valuation Date.

        (b) If the plan is an Easy Retirement Plan, the dividends, capital gain distributions, and other earnings or losses received on any share or unit of a regulated investment company or collective investment fund, or on any other investment,

                                                                          94-05


                that is specifically credited to a Participant's separate Accounts under the Plan and/or held under the Custodial Agreement shall be allocated to such separate Accounts and, in the absence of investment directions to the contrary, immediately reinvested, to the extent practicable, in additional shares or units of such regulated investment company or collective investment fund, or in such other investments.

6.7     Segregation of Former Participant's Account

        The Committee may segregate any portion of a former Participant's account balance which is retained in the Fund after his death or separation from service in an interest-bearing account and debited or credited only with income and charges attributable directly.



                                ARTICLE VII.
                                   VESTING

7.1     Vested Interest

        Each Participant shall at all times have a fully vested interest in his Elective Deferral Account, Qualified Nonelective Account, Voluntary Account, Voluntary Tax-Deductible Account and Thrift Account. Each Participant's Regular Account, Employer Discretionary Contribution Account, and Employer Matching Contribution Account shall vest in accordance with the vesting schedule elected in the Adoption Agreement.

        If a Participant is not already fully vested in his Regular Account, Employer Discretionary Contribution Account, and Employer Matching Contributions Account, he shall become so upon reaching Normal Retirement Age or Early Retirement Age, or upon his death or Total and Permanent Disability.

7.2     Vesting of a Participant

        Except in the case of Plans subject to full and immediate vesting, a Participant's vested amount shall be calculated by multiplying his Regular Account balance, Employer Discretionary Contribution Account balance, and Employer Matching Contribution Account balance, if any, as determined on the Valuation Date following his termination of employment by his vested interest as determined under Section 7.1.

                                                                          94-05


        In order to determine the vested interest of a Participant after a Service Break, the following rules shall apply:

        (a) Subject to (b) below, a former Participant who had a nonforfeitable right to all or a portion of the account balance derived from Employer contributions at the time of the Participant's termination will receive credit for all years of Service prior to a Service Break if the Participant completes a year of Service after returning to the employ of the Employer.

        (b) In the case of a Participant who have five (5) or more consecutive one (1) year Service Breaks, all Service after such Service Breaks will be disregarded for the purpose of vesting the Employer-derived account balance that accrued before such Service Breaks. Such Participants' pre-Service Break Service will count in vesting the post-Service Break Employer-derived account balance only if (1) such Participant has any nonforfeitable interest in the account balance attributable to Employer contributions at the time of separation from service, or (2) upon returning to service the number of consecutive one
                (1) year Service Breaks is less than the number of years of Service. Separate accounts will be maintained for the Participant's pre-Service Break and post-Service Break Employer-derived account balance. Both accounts will share in the earnings and losses of the Fund.

7.3     Amendment of Vesting Provisions

        No amendment to the vesting provisions pursuant to Section 7.1 shall deprive a Participant of his nonforfeitable rights to benefits accrued
        to the date of the amendment.   Further, if the vesting provisions of
        the Plan are amended, or the Plan is amended in any way that directly or indirectly affects computation of a Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three (3) years of Service may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. For Participants who do not have at least one Hour of Service in any Plan Year beginning on or after January 1, 1989, the preceding sentence shall be applied by substituting "five (5) years of Service" for "three
        (3) years of Service." The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of (1) sixty (60) days after the amendment is adopted;
        (2) sixty (60) days after the amendment becomes effective; or (3) sixty
        (60) days after the Participant is issued written notice of the amendment by the Employer or Committee.

7.4     Forfeitures


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                                                                          94-05

        (a) If a Participant terminates employment with the Employer and the value of the Participant's vested account balance derived from Employer and Employee contributions (other than accumulated deductible employee contributions) is not greater than $3,500, the Employee shall receive a distribution of the value of the entire vested portion of such account balance, and the nonvested portion will be treated as a forfeiture. For purposes of this Section 7.4, if the value of a Participant's vested account balance is zero, the Participant shall be deemed to have received a distribution of such vested account balance. A Participant's vested account balance shall not include Voluntary Tax-Deductible Contributions for Plan Years beginning before January 1, 1989.

        (b) If a Participant terminates employment with the Employer, and elects (with his or her spouse's consent) in accordance with
                Article VIII to receive the value of his or her vested account balance, the nonvested portion will be treated as a forfeiture. If the Participant elects to have distributed less than the entire vested portion of the account balance derived from Employer contributions, the part of the nonvested portion that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the vested Employer derived account balance.

        (c) If a Participant terminates employment with the Employer but does not receive a distribution described in (a) or (b) above, the non-vested portion of his account balance will be treated as a forfeiture upon the occurrence of a Service Break of five
                (5) consecutive years.

        (d)     If a Participant who receives a distribution pursuant to this
                Section 7.4 resumes employment, the Participant's Employer-derived account balance will be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of (i) five (5) years after the Participant's Re-Employment Commencement Date or (ii) the date the Participant incurs five (5) consecutive one (1) year Service Breaks following the date of distribution. If a Participant is deemed to receive a distribution pursuant to this Section, and the Participant resumes employment covered under this Plan before the date the Participant incurs five (5) consecutive one year Service Breaks, upon the reemployment of such Participant, the Employer-derived account balance of the Participant will be restored to the amount on the date of such deemed distribution.


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                                                                          94-05

                                ARTICLE VIII.
             BENEFITS ON RETIREMENT AND SEPARATION FROM SERVICE

8.1     Commencement of Benefits

        (a) Any Participant who terminates employment with the Employer for any reason (including Total and Permanent Disability as defined in Section 1.61 of the Plan) shall be entitled to receive the value of the vested portion of his Accounts (determined as of the Valuation Date coincident with or immediately subsequent to his termination with employment) as soon as administratively feasible after the date of his termination of employment. If the value of the Employee's vested account balance derived from Employer and Employee contributions (excluding, for Plan Years beginning before January 1, 1989, accumulated Voluntary Tax-Deductible Contributions) is greater than (or at the time of any prior distribution was greater than) $3,500, then no such amount shall be distributed prior to Normal Retirement Age (or age sixty-two (62), if later) unless the Participant consents to the distribution. If the Plan is subject to the Automatic Annuity rules of Section 8.2, then the consent of the Participant's spouse shall also be required to a distribution in any form other than a Qualified Joint and Survivor Annuity (as defined in Section 8.2).

                In the case of the Dreyfus Easy Retirement Plans (Plan Numbers 01005, and 01006), Participants who attain the Plan's Normal Retirement Age shall be entitled to receive the value of the vested portion of their Accounts. With respect to the Dreyfus standardized and non-standardized prototype profit-sharing plans (Plan Numbers 01002 and 01003) if permitted under the Adoption Agreement, Participants who attain the Plan's Normal Retirement Age shall be entitled to receive the value of the vested portion of their Accounts.

                The Committee shall provide the Participant with a written explanation of the material features and relative values of the optional forms of benefit available under the Plan. Such notice shall also notify the Participant of the right to defer distribution until a future date specified by the Participant (not permitted in the case of the Dreyfus Easy Retirement Plans -- Plan Numbers 01005 and 01006) or until Normal Retirement Age (or age sixty-two (62), if later), and if the Plan is subject to the Automatic Annuity Rules of Section 8.2, shall be provided during the period beginning ninety (90) days before and ending thirty (30) days before the Annuity Starting Date.



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                                                                          94-05

        (b) If the value of the Participant's vested account balance derived from Employer and Employee contributions (excluding, for Plan Years beginning before January 1, 1989, accumulated Voluntary Tax-Deductible Contributions) is not greater than $3,500, the Employee shall receive a distribution of the value of the entire vested portion of such account balance. However, no such distribution shall be made after the Annuity Starting Date unless the Participant and his or her spouse (or the Participant's surviving spouse) consent in writing to such distribution.

        (c) Unless the Participant elects otherwise, distribution of benefits shall commence no later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs:

                (i) the Participant reaches his Normal Retirement Age (or age sixty-five (65), if earlier),

                (ii) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan, or

                (iii) the Participant terminates employment with the Employer.

                The failure of a Participant or surviving spouse to consent to a distribution shall be deemed to be an election to defer commencement of benefit distributions sufficient to satisfy this Section.

        (d) Neither the consent of the Participant nor the Participant's spouse shall be required to the extent a distribution is necessary to satisfy section 401(a)(9) or section 415 of the Code.

        (e) This Article applies to distribution made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                Definitions:

                        (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of


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                                                                          94-05

                                the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                        (ii) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 402(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                        (iii) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                        (iv) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.



8.2     Automatic Annuity Requirements

        The provisions of Section 8.2 through 8.4 shall take precedence over any conflicting provisions in this Plan.



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                                                                          94-05


        (a)     Applicability of Automatic Annuity Requirements.

                Except as provided in Section 8.3 with respect to certain Profit Sharing Plans, the provisions of this Section shall apply to any Participant who is credited with at least one (1) Hour of Service with the Employer on or after August 23, 1984, and such other Participants as provided in Section 8.4.

                Qualified Joint and Survivor Annuity. Unless an optional form of benefit is selected pursuant to a Qualified Election within the ninety (90) day period ending on the Annuity Starting Date, a married Participant's Vested Account Balance shall be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's Vested Account Balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the Earliest Retirement Age.

                Qualified Pre-Retirement Survivor Annuity. Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a Participant dies before the Annuity Starting Date then the Participant's Vested Account Balance shall be paid in the form of a Qualified Pre-Retirement Survivor Annuity. The Surviving Spouse may elect to elect to have such annuity distributed within a reasonable period after the Participant's death.

                Definitions. For purposes of this Section 8.2, the following words shall have the following meanings:

                (i) "Earliest Retirement Age" shall mean the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

                (ii) "Election Period" shall mean the period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age thirty-five (35) is attained, with respect to benefits accrued prior to separation, the Election Period shall begin on the date of separation.

                        A Participant who will not yet attain age thirty-five
                        (35) as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Pre-Retirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the plan year in which the Participant will attain age thirty-five (35). Such election shall not be


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                                                                          94-05


                        valid unless the Participant receives a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms as are comparable to the explanation required under Section 8.2(b). Qualified Pre-Retirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age thirty-five (35). Any new waiver on or after such date shall be subject to the full requirements of this
                        Section 8.2.

                (iii) "Qualified Election" shall mean a Participant's waiver of a Qualified Joint and Survivor Annuity or a Qualified Pre-Retirement Survivor Annuity. Any such waiver must be consented to in writing by the Participant's Spouse. The Spouse's consent must: designate a specific Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent) or expressly permits designations by the Participant without any further spousal consent; acknowledge the effect of the election; and be witnessed by a member of the Committee or a Notary Public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of a member of the Committee that there is no Spouse or the Spouse cannot be located, a waiver will be deemed a Qualified Election. Any spousal consent (or deemed spousal consent) obtained under this provision will be valid only with respect to such Spouse. A consent that permits designations by the Participant without further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary and, where applicable, a specific form of benefit, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in paragraph (b) below.

                (iv) "Qualified Joint and Survivor Annuity" shall mean an immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is fifty percent (50%) of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which

                                     65
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                                                                          94-05


                        is the amount of benefit which can be purchased with the Participant's Vested Account Balance.

                (v) "Qualified Pre-Retirement Survivor Annuity" shall mean an annuity for the life of the Participant's surviving spouse purchased with the Participant's Vested Account Balance.

                (vi) "Spouse (Surviving Spouse)" shall mean the Spouse or Surviving Spouse of the Participant, provided that former spouse will be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order as described in section 414(p) of the Code.

                (vii) "Vested Account Balance" shall mean the aggregate value of the Participant's vested account balance derived from employer and employee contributions (including rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this Section 8.2 shall apply to a Participant who is vested in amounts attributable to employer contributions, employee contributions (or both) at the time of death or distribution.

        (b)     Notice Requirements

                Qualified Joint and Survivor Annuity. In the case of a Qualified Joint and Survivor Annuity as described above, the Committee shall provide each Participant within the period beginning ninety (90) days before and ending thirty (30) days before the Annuity Starting Date a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of a Participant's Spouse;
                (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity; and (v) the right, if any, to defer the commencement of benefits.

                Qualified Pre-Retirement Survivor Annuity. In the case of a Qualified Pre-Retirement Survivor Annuity as described above, the Committee shall provide each Participant with a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements applicable to explaining a Qualified Joint and Survivor Annuity within whichever of the following periods ends last:


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                                                                          94-05


                (i) The period beginning on the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35).

                (ii) A reasonable period ending after a Participant enters the Plan.

                (iii) A reasonable period ending after Section 8.3 ceases to apply to a Profit Sharing Plan.

                (iv) A reasonable period after Section 8.2 first applies to a Participant.

                Notwithstanding the foregoing, notice must be provided within a reasonable period ending after termination of employment in the case of a Participant who terminates employment before attaining age 35.

                For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii),
                (iii), and (iv) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who terminates employment before the Plan Year in which age thirty-five (35) is attained, notice shall be provided within the two-year period beginning one year prior to termination and ending one year after termination. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

                If a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations in given, provided that:

                        (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                        (2)     the participant, after receiving the
                                notice,affirmatively elects a distribution.



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                                                                          94-05


8.3     Profit Sharing Plans: Exception from Automatic Annuity Requirements

        Unless otherwise specified in the Adoption Agreement, the provisions of Sections 8.2 and 8.4 shall be inoperative in the case of a Profit Sharing Plan if the following two (2) conditions are met: (1) the Participant cannot or does not elect payments in the form of a life annuity, and (2) on the death of the Participant, the Participant's Vested Account Balance (as defined in Section 8.2) will be paid to the Participant's Surviving Spouse (as defined in Section 8.2), but if there is no Surviving Spouse, or, if the Surviving Spouse has already consented in a manner conforming to a Qualified Election to a waiver of a Qualified Pre-Retirement Survivor Annuity (under Section 8.2), then to the Participant's Beneficiary.

        However, the foregoing shall not be operative with respect to a Participant if it is determined that this Profit Sharing Plan is a direct or indirect transferee of a defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus, or profit-sharing plan which is subject to the survivor annuity requirements of sections 401(a)(11) and 417 of the Code.

8.4     Transitional Rules Applicable to Joint and Survivor Annuities

        (a) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by Section 8.2 must be give the opportunity to elect to have
                Section 8.2 apply if such Participant is credited with at least one (1) Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least ten (10) years of Service when he or she terminated employment.

        (b) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one (1) Hour of Service under this Plan or a predecessor Plan on or after September 2, 1974, and who is not otherwise credited with any Service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in the manner set forth in paragraph (d) below.

        (c) The respective opportunities to elect (as described in paragraphs (a) and (b) above) must be afforded to the appropriate Participants during the period commencing on


                                     68
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                                                                          94-05

                August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

        (d) Any Participant who has elected pursuant to paragraph (b) above and any Participant who does not elect under paragraph (a) above or who meets the requirements of paragraph (a) except that such Participant does not have at least ten (10) Years of Service when he or she terminates employment, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

                (1) Qualified Joint and Survivor Annuity. If benefits in the form of a life annuity become payable to a married Participant who:

                        (i) Begins to receive payments under the Plan on or after his Normal Retirement Age; or

                        (ii) Dies on or after his Normal Retirement Age while still working for the Employer; or

                        (iii) Begins to receive payments on or after the Qualified Early Retirement Age; or

                        (iv) Separates from service on or after attaining his Normal Retirement Age (or the Qualified Early Retirement Age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

                        then such benefits shall be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant, with the consent of his or her Spouse, has elected otherwise during the election period which shall begin at least six (6) months before the Participant attains the Qualified Early Retirement Age (or the date the Participant begins participation in the Plan, if later) and end not more than ninety
                        (90) days before the commencement of benefits. Any election hereunder shall be in writing and may be changed by the Participant, with the consent of his or her Spouse, at any time during the election period.

                (2) Election of Early Survivor Annuity. A Participant who is employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on



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                                                                          94-05


                        death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant with the consent of his or her Spouse at any time. The election period begins on the later of (1) the ninetieth (90) day before the Participant attains the Qualified Early Retirement Age, or (2) the date on which participation begins, and ends on the date the Participant terminates employment.

                        Notwithstanding the availability of the elections set forth above, in the event a Participant dies after attaining the Qualified Early Retirement Age while still employed by the Employer, but before reaching the Normal Retirement Date, the Participant's account balance as of the date of death shall be paid to the Participant's Spouse. If the Participant is not married, such benefit shall be paid to the Participant's designated Beneficiary or, if none, to the Participant's estate.

                (3) Definitions. For purpose of this Section 8.4, the following words shall have the following meanings:

                        (i) "Qualified Joint and Survivor Annuity" shall mean an annuity for the life of the Participant with a survivor annuity for the life of his Spouse as described in Section 8.2.

                        (ii) "Qualified Early Retirement Age" shall mean the latest of:

                                (A) the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits;

                                (B)     the first day of the one hundred
                                        twentieth (120th) month beginning
                                        before the Participant reaches his
                                        Normal Retirement Age; or

                                (C)     the date on which the Participant
                                        begins participation.

8.5     Required Payment of Benefits



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                                                                          94-05


        (a) General Rule. Except as otherwise provided in Section 8.2, the requirements of this Section shall apply to any distribution of a Participant's account balance and will take precedence over any inconsistent provisions of the Plan. Unless otherwise specified, the provisions of this Section shall apply to calendar years beginning after December 31, 1984.

                All distributions required under this Section 8.5 shall be determined and made in accordance with the Income Tax Regulations under section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the regulations.

        (b) Limits on Distribution Periods. Distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof): (1) the life of the Participant; (2) the life of the Participant and a Designated Beneficiary; (3) a period certain not extending beyond the life expectancy of the Participant; or (4) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a Designated Beneficiary.

                Any annuity contract purchased and distributed to a Participant or his Beneficiary shall comply with the requirements of this Plan, and shall be made and endorsed as nontransferable.

        (c) Minimum Amounts to be Distributed. If the Participant's entire interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

                (i)     If a Participant's benefit is to be distributed over
                        (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Designated Beneficiary or (2) a period not extending beyond the life expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

                (ii) For calendar years beginning before January 1, 1989, if the Participant's spouse is not the designated Beneficiary, the method of distribution selected must assure that at least fifty percent (50%) of the present value of the amount available for distribution is paid within the life expectancy of the Participant.



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
                                                                          94-05


                (iii) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the applicable life expectancy or (2) if the Participant's spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401 (a)(9)-2 of the Income Tax Regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in paragraph (c)(i) above as the relevant divisor without regard to section 1.401
                        (a)(9)-2 of the regulations.

                (iv) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's Required Beginning
                        Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's Required Beginning Date occurs, must be made on or before December 31 of that distribution calendar year.

        (d) Commencement of Death Benefits. Upon the death of the Participant, the following distribution provisions shall take effect:

                (i) If the Participant dies after distribution of his or her interest has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death. Upon the death of the Participant's Beneficiary, any undistributed interest shall be paid to the legal representatives of such Beneficiary's estate.

                (ii) If the Participant dies before distribution of his or her interest commences, the Participant's entire interest will be distributed by December 31 of the calendar year in which falls the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

                        (1) If any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made in substantially equal installments over the life or over a period certain not greater than the life expectancy of the Designated Beneficiary commencing

                                                                          94-05


                                on or before December 31 of the calendar year immediately following the calendar year in which the Participant died.

                        (2)     If the Designated Beneficiary is the
                                Participant's surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the Participant died and
                                (B) December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2).

                If the Participant has not made an election pursuant to this
                Section 8.5(d)(ii) by the time of his or her death, the
                Participant's   Designated Beneficiary must elect the method of
                distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                (iii) For purposes of Section 8.5(d)(ii) above, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of
                        Section 8.5(d)(ii), with the exception of subparagraph
                        (2) thereof, shall be applied as if the surviving spouse were the Participant.

                (iv) For purposes of this Section 8.5(d), any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

                (v) For purposes of this Section 8.5(d), distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or, if Section 8.5(d)(iii) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to Section 8.5(d)(ii) above). If distribution in the form of an annuity irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

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                                                                          94-05


        (e) Definitions. For purposes of this Section 8.5, the following terms shall have the following meanings:

                (i) Designated Beneficiary. The individual who is designated as the Beneficiary under the Plan in accordance with section 401(a)(9) of the Code and the regulations thereunder.

                (ii) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 8.5(d) above.

                (iii) Life expectancy. The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year. The applicable calendar year shall be the first distribution calendar year. If annuity payments commerce before the required beginning date, the applicable calendar year is the year such payments commence. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Income Tax Regulations.

                        Unless otherwise elected by the Participant (or spouse, in the case of distributions described in Section 8.5(d)(ii)(2) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

                (iv)    Participant's benefit.

                        (A) The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of

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                                                                          94-05


                                dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

                        (B) Exception for second distribution calendar year. For purposes of paragraph (A) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the Required Beginning Date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

                (v)     Required Beginning Date.

                        (A) General rule. The Required Beginning Date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2).

                        (B) Transitional rules. The Required Beginning Date of a Participant who attains age seventy and one-half (70 1/2) before January 1, 1988, shall be determined in accordance with
                                (1) or (2) below:

                                (1) Non-Five percent owners. The Required Beginning Date of a Participant who is not a five percent (5%) owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age of seventy and one-half (70 1/2) occurs.

                                (2)     Five percent owners.  The required
                                        beginning date of a Participant who is
                                        a five percent (5%) owner during any
                                        year beginning after December 31, 1979,
                                        is the first day of April following the
                                        later of:

                                        (i)     the calendar year in which the
                                                Participant attains age seventy
                                                and one-half (70 1/2), or

                                        (ii)    the earlier of the calendar
                                                year with or within which ends
                                                the plan year in which the
                                                Participant becomes a five
                                                percent (5%) owner, or the
                                                calendar year in which the
                                                Participant retires.

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                                                                          94-05


                                        The Required Beginning Date of a
                                        Participant who is not a five percent
                                        (5%) owner who attains age seventy and
                                        one-half (70 1/2) during 1988 and who
                                        has not retired as of January 1, 1989,
                                        is April 1, 1990.

                        (C) Five percent owner. A Participant is treated as a five percent (5%) owner for purposes of this Section if such Participant is a five percent (5%) owner as defined in section 416(i) of the Code but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age sixty-six and one-half (66 1/2) or any subsequent Plan Year.

                        (D) Once distributions have begun to a five percent (5%) owner under this Section, they must continue to be distributed, even if the Participant ceases to be a five percent (5%) owner in a subsequent year.

        (f) Transitional Rule. Notwithstanding the other requirements of this Section and subject to the requirements of Section 8.2, distribution on behalf of any Employee, including a five percent (5%) owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                (i) The distribution by the trust is one which would not have disqualified such trust under section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

                (ii) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the trust is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

                (iii) Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

                (iv) The Employee had accrued a benefit under the Plan as of December 31, 1983.

                                                                          94-05


                (v) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

        A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

        For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to who such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in Subsections (i) through
        (v) above.

        If a designation is revoked, any subsequent distribution must satisfy the requirements of section 401(a)(9) of the Code and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy section 401(a)(9) of the Code and the regulations thereunder, but for the election under section 242(b)(2) of Pub. L. No. 97-248. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in section 1.401(a)(9)-2 of the Income Tax Regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). The rules of Q&A J-2 and J-3 of Income Tax Regulations section 1.401(a)(9)-1 shall apply to rollovers and transfers from one plan to another.

8.6     Available Forms of Distribution

        (a) If pursuant to Section 8.3, the Plan is a Profit Sharing Plan exempt from the Automatic Annuity Rules of Section 8.2, the normal form of distribution shall be a lump sum distribution. Unless specified otherwise in the Adoption Agreement, in

                                                                          94-05


                lieu of the lump sum distribution, a Participant or Beneficiary may elect to receive installment payments payable monthly, quarterly, semi-annually or annually.

        (b)     If the Plan is subject to the Automatic Annuity Rules of
                Section 8.2, the normal form of distribution shall be the applicable form of Automatic Annuity under Section 8.2.
                In lieu of the Automatic Annuity, a Participant or Beneficiary may elect a lump sum distribution or such other available forms of distribution as are set forth below or as are specified in the Adoption Agreement. Any such election by a Participant must be accompanied by the written consent of his spouse (consistent with the requirements for a Qualified Election under Section 8.2).

                The available forms of distribution shall be:

                (i) a joint and 100% survivor annuity contract purchased from an insurance company selected by the Committee.

                (ii) a single life annuity contract purchased from an insurance company selected by the Committee.

                (iii) a single life annuity contract, with 10 years guaranteed, purchased from an insurance company selected by the Committee.

                (iv) installments payable monthly, quarterly, semi-annually or annually.

8.7     Certain Distributions

        In the event a distribution of an account balance made to or on behalf of a Participant prior to the attainment of age fifty-nine and one-half (59-1/2) would be subject to the ten percent (10%) penalty tax set forth in section 72(t) or 72(m)(5) of the Code, the Participant may, within sixty (60) days of the distribution date, request that the distribution be transferred to another qualified retirement plan or an Individual Retirement Account as a rollover contribution if the distribution satisfies the requirements of section 402(a)(5) of the Code.

8.8     Forfeitures

        Any balance in the Regular Account, Employer Discretionary Contribution Account or in the Employer Matching Contribution Account, if any, of a Participant who is separated from service, to which he is not entitled under the foregoing provisions, shall be forfeited and applied as provided in Sections 3.2 and 4.2 of this Plan, and Section X(E) of the

                                                                          94-05


        Dreyfus Standardized/Paired Prototype Target Benefit Plan and Trust Adoption Agreement.



                                 ARTICLE IX.
                               DEATH BENEFITS

9.1     Payment to Beneficiary

        (a) Subject to the provisions of Article VIII, upon the death of a Participant, such Participant's account balance shall be paid to his designated Beneficiary or if no such Beneficiary is designated or survives the Participant, to the legal representative of such Participant's estate. Such payment shall commence as soon as practicable after the Participant's death and after the Trustee is given such documentation as may be required under the provisions of the Trust Agreement or Custodial Agreement.

        (b) Subject to the provisions of the Custodial Agreement if the Plan is an Easy Retirement Plan, the Committee may prescribe the manner in which a Beneficiary is to be designated in writing and the Custodial Agreement, may prescribe the manner in which such designations shall be filed. Notwithstanding the foregoing, any designation (or change of designation) of a Beneficiary must be consented to by the Participant's Spouse pursuant to a Qualified Election under Section 8.2, if such Beneficiary is not the Participant's Spouse.

9.2     Method of Payment

        Subject to the provisions of Article VIII, death benefits may be paid in any mode of benefit payment provided for in this Plan as elected by the Participant or Beneficiary, except in the event of the death of the Participant after payments have commenced under an annuity contract, by the Beneficiary.



                                 ARTICLE X.
                    PARTICIPANT CONTRIBUTIONS; ROLLOVERS

10.1    Voluntary Contributions

                                                                          94-05


        (a) Effective for Plan Years beginning January 1, 1987, non-deductible Voluntary Contributions shall not be permitted under this Plan. A separate Account shall be maintained for Voluntary Contributions made prior to such time. Such Account shall be nonforfeitable at all times.

        (b) A Participant may make withdrawals from the Voluntary Account at such time as the Committee shall designate, but not more than quarterly during a Plan Year provided that no single withdrawal shall be less than the total amount available for withdrawal under the other limitations of this Section 10.1 or five hundred dollars ($500), whichever is less. Notwithstanding the preceding sentence, if the Plan is an Easy Retirement Plan, a Participant may make such a withdrawal at any time.

        (c)     If the Plan is subject to the Automatic Annuity rules of
                Section 8.2, the written consent of the Participant's spouse (consistent with the requirements for a Qualified Election under Section 8.2) must be obtained with respect to any withdrawal.

        (d) No forfeitures of amounts allocated to Participants from Employer contributions and earnings thereon, shall occur solely as a result of a Participant's withdrawal of voluntary contributions.

        (e) Voluntary Contributions for Plan years beginning after December 31, 1986 shall be subject to the Contribution Percentage tests and the rules applicable to Excess Aggregate Contributions set forth in Section 4.7.

10.2    Voluntary Tax-Deductible Contributions

        (a) Voluntary Tax-Deductible Contributions (within the meaning of section 72(o)(5)(A) of the Code) shall not be permitted under this Plan for taxable years beginning after December 31, 1986. A separate Voluntary Tax-Deductible Account shall be established for such contributions made for taxable years beginning on or before December 31, 1986. Such Account shall be nonforfeitable at all times. However, no part of the Voluntary Tax-Deductible Account will be used to purchase life insurance or available for loans under Article XII.

        (b) The Participant may withdraw any part of the Voluntary Tax-Deductible Account by making written application to the Committee. If the Plan is subject to the Automatic
                Annuity Rules of Section 8.2, the written consent of the Participant's Spouse (consistent with the requirements of a Qualified Election under Section

                                                                          94-05


                8.2) must be obtained to any withdrawal made after the first day of the first Plan Year beginning on or after January 1, 1989.

10.3    Transfers From Other Trusts

        Unless specified otherwise in the Adoption Agreement, the Committee may, in its discretion, direct the Trustee to accept a rollover contribution described in sections 401(a)(31), 402(a)(5), 403(a)(4) or 408(d)(3)(A)(ii) of the Code or a direct transfer of funds from a qualified retirement plan, provided that, in the opinion of counsel for the Employer, the transfer will not jeopardize the tax exempt status of the Plan or create adverse tax consequences to the Employer. The Committee shall exercise such discretion in a uniform and nondiscriminatory manner. A transfer or rollover contribution may be made on behalf of an Employee eligible to participate in the Plan who has not met the age and service requirements, if any, for participation. Such an Employee shall become a Participant on the date the Trustee accepts the rollover contribution or transfer for all purposes, except that no employer or employee contributions shall be made by or on behalf of such Employee and such Employee shall not share in Plan forfeitures until he has completed the age and service requirements for participation and become a Participant. A rollover contribution or transfer shall be maintained in a Participant's Rollover Account and Transfer Account, respectively. Notwithstanding the preceding sentence, amounts attributable to voluntary deductible employee contributions shall be maintained in a Participant's Voluntary Tax-Deductible Account.

        A Participant may take withdrawals from the Rollover Account at such time as the Committee shall designate, but not more than quarterly during a Plan Year, provided that no single withdrawal shall be less than the total amount available for withdrawal or five hundred dollars ($500) whichever is less. If the Plan is subject to the Automatic Annuity Rules of Section 8.2 and the Participant is married, the request for withdrawal must be consented to in writing by the Participant's spouse. Notwithstanding the preceding sentence, if the Plan is an Easy Retirement Plan, a Participant may make such a withdrawal at any time.

        Unless indicated otherwise in the Adoption Agreement, distributions shall be made from the Transfer Account upon meeting the requirements set forth under Articles VIII and IX of the Plan. If the Plan is subject to the Automatic Annuity Rules of Section 8.2 and the Participant is married, the request for distribution must be consented to in writing by the Participant's spouse.

        The written consent of the Participant's spouse (consistent with the requirements for a Qualified Election under Section 8.2) must be obtained with respect to any withdrawal.

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                                                                          94-05


                                 ARTICLE XI.
                             INSURANCE POLICIES

11.1    Policy Procurement

        The Employer may elect in the Adoption Agreement to have the provisions of this Article XI apply. If so authorized, the Committee may elect to provide all Active Participants with the option of having life insurance or annuity contracts (hereinafter referred to as "policy") purchased on their behalf from a legal reserve life insurance company.

11.2    Rules and Regulations

        The following rules shall be applicable to the acquisition, handling and disposition of any policy:

        (a) The basic options, cash surrender values and other material features of all policies shall be as nearly uniform as possible. No endowment policies shall be purchased.

        (b) The Trustee shall be designated as the sole owner of any policy purchased hereunder. However, all benefits, rights, privileges and options under such policy and any dividends or credits earned in insurance contracts will be allocated to the Participant's account balance derived from Employer contributions for whose benefit the contract is held. Notwithstanding any other provision of the Plan, in computing the amount of the vested interest of any Participant, the cash surrender value of any policy shall be included in the Participant's account balance. The applicable vested interest percentage shall be applied to this sum. The product of this computation shall then constitute the Participant's vested interest.

        (c) Payments made to any insurance company with respect to any such policy shall constitute an investment of the funds credited to the account balance of the Participant on whose behalf it was purchased and his account balance derived from Employer contributions shall accordingly be reduced by any such payments.

        (d) If the policy or policies purchased are ordinary life insurance, the aggregate premiums payable with respect to such policy or policies may not equal or exceed fifty percent
                (50%) of the aggregate Employer contributions and forfeitures

                                                                          94-05


                credited to such Participant's account balance, exclusive of investment earnings. A Participant may upon consultation with the Committee and with its consent modify or terminate this election at any time. If the policy purchased is term or universal life insurance, the phrase "twenty-five percent (25%)" shall be substituted for the phrase "fifty percent (50%)." If the policy or policies purchased are ordinary life insurance and term insurance, the sum of one-half (1/2) the ordinary life premiums and the term premiums may not exceed twenty-five percent (25%) of the aggregate Employer contributions and forfeitures credited to such Participant's account balance, exclusive of investment earnings. For purposes of these incidental insurance provisions, ordinary life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums.

        (e) If a Participant is not insurable as a standard risk but may nevertheless be eligible for insurance coverage at an extra rating because of excess mortality hazards, the Committee, in its discretion, may agree or not agree to obtain insurance. The insurance to be purchased for a substandard life shall not exceed the face amount that could have been purchased by the premium that would have been available for the purchase of insurance had the Participant not been rated a substandard life. In determining whether or not to purchase insurance, the Committee shall not discriminate and shall accord uniform treatment to all of its Participants in a similar situation.

11.3    Transfer of Policies

        (a) Upon the Participant's retirement, the Trustee shall, upon instructions from the Committee, either transfer and deliver to the Participant any policy held on his behalf (with such endorsements as the Committee may direct), convert such policy to an annuity, or surrender such policy, in which case the cash proceeds thereof shall be included as part of the account balance of such Participant and distributed accordingly.

        (b) The Committee shall offer to a vested Participant any policy held in his behalf at a price equal to the total cash surrender value of such policy. If the Participant elects to purchase such policy, the Trustee shall, upon instructions from the Committee, transfer ownership of the policy to such Participant, endorsed so as to vest in the transferee all right, title and interest thereto, free and clear of the Trust. If the Participant declines to purchase such policy, the Trustee shall, upon instructions from the Committee, liquidate the policy for its cash surrender value; transfer the policy to the Participant as a distribution of benefits; or if the Participant has terminated employment with the Employer other than by reason of

                                                                          94-05


                retirement, death or disability, place the policy on a paid-up basis. The Committee may direct the Trustee to designate itself, if not so designated, as Beneficiary under such policy for the period prior to the date on which it is liquidated.

        (c)     Subject to the Qualified Joint and Survivor Annuity Rules of
                Section 8.2, the contracts on a Participant's life will be converted to cash or an annuity or distributed to the Participant upon commencement of benefits.

11.4    Payment Upon Death

        Subject to the Qualified Pre-Retirement Survivor Annuity Rules of
        Section 8.2, all death benefits payable under any policy held on behalf of a deceased Participant shall be paid to his Beneficiary. Such benefits may, as the Committee shall determine, be paid either to the Trust Fund, in which case the cash proceeds thereof shall be included as part of vested account balance of such Participant and distributed accordingly, or directly by the insurance company to the Beneficiary pursuant to the settlement option in effect at the time of the Participant's death. In the absence of such election, the benefits may be paid in a lump sum or under any other settlement option contained in such policy, as determined by the Committee.

11.5    Plan Provisions Control

        In the event of any conflict between the terms of this Plan and the terms of any policy issued hereunder, the Plan provisions shall control.



                                ARTICLE XII.
                                    LOANS

12.1    Loans to Participants

        If permitted under the Adoption Agreement, the Committee, in its discretion, may authorize and direct the Trustee to grant loans to Participants and Beneficiaries in accordance with written rules established by the Committee. Such loans:

        (a)     Shall not exceed the lesser of:

                                                                          94-05


                (1) fifty thousand dollars ($50,000) reduced by the excess, if any, of (i) the highest outstanding balance of loans from the Plan during the one (1) year period ending on the day before the date on which such loan was made, over (ii) the outstanding balance of loans from the Plan on the date such loan was made, or

                (2) one-half (1/2) of the Participant's or Beneficiary's vested interest under the Plan.

                        For this purpose, all plans of the Employer and Affiliated Employers shall be treated as a single plan.

        (b) Shall be evidenced by a promissory note, secured by an assignment of a portion of the Participant's or Beneficiary's vested interest in the Plan, other than a Voluntary Tax-Deductible Account (effective for loans granted or renewed after October 18, 1989, the portion of a Participant's or Beneficiary's vested interest which may be used as security for a loan hereunder shall not exceed fifty percent (50%));

        (c) Shall bear a reasonable rate of interest as determined by the Committee to be a rate of interest commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances; and

        (d) Shall require substantially level repayments of principal and interest (with repayments made not less frequently than quarterly) over a period not to exceed five (5) years.
                Any such loan shall be nonrenewable except that if the loan was originally granted for a period of less than five (5) years, then the same may be renewed, in the discretion of the Committee, for a period of time equal to the difference between five (5) years and the duration of the original loan. The five
                (5) year repayment period shall not apply to any loan used to acquire any dwelling unit which within a reasonable period of time is to be used (to be determined at the time the loan is made) as the principal residence of the Participant.

        If the Plan is subject to the Automatic Annuity Rules of Section 8.2, the written consent of the Participant's spouse (consistent with the requirements for a Qualified Election under Section 8.2) must be obtained within the ninety (90) day period ending on the date the account balance is used as security for the loan. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse. However, a new


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        consent shall be required if the account balance is used for renegotiation,  extension, renewal or other revision of the loan.

        If Participant-directed investments have been elected in the Adoption Agreement, loans shall be treated as an investment of one or more of the borrower's separate Accounts, in accordance with rules established by the Committee. Repayments of principal and interest shall be allocated solely to the Account(s) of the borrower from which such loan was made, and any loss caused by non-payment or default shall be charged solely to such Account(s). Otherwise, all loans hereunder shall be treated as an investment of the Fund.

12.2    Provisions to be Applied in a Uniform and Nondiscriminatory Manner

        In deciding whether or not to grant any request for a loan hereunder, the Committee shall be guided by procedures and criteria designed to assure that the loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis and shall not be available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.

12.3    Satisfaction of Loan

        In the event of default, foreclosure on the note and attachment of the security will not occur until a distributable event occurs under the terms of the Plan.

        If spousal consent (consistent with the requirements for a Qualified Election under Section 8.2) has been obtained, then, notwithstanding any other provision of the Plan, the portion of the Participant's vested account balance used as security for a loan shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than one hundred percent (100%) of the Participant's vested account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the account balance shall be adjusted by first reducing the vested account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

12.4    Loans to Owner-Employees or Shareholder-Employees

        No loan shall be granted to an Owner-Employee or Shareholder-Employee unless an exemption has been obtained for such loan from the Secretary of Labor under Section 408 of the Act (and such loan is exempt from the excise tax imposed under Section 4975 of the Code).



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                                ARTICLE XIII.
                            TOP-HEAVY PROVISIONS

As specified in the Adoption Agreement, the provisions of this Article XIII will either (1) always supersede any conflicting provisions in the Plan or (2) only supersede such conflicting provisions in any Plan Year beginning after 1983, during which the Plan is or becomes Top-Heavy.

13.1    Definitions

        For purposes of this Article and Article XVII, the following words shall have the following meanings:

        (a) "Compensation" shall mean Compensation as defined in Article I as limited by section 401(a)(17) of the Code.

        (b) "Determination Date" shall mean (1) the last day of the preceding Plan Year, or (2) in the case of the first Plan Year of any Plan, the last day of such Plan Year.

        (c)     "Employer" shall mean the Employer and all Affiliated
                Employers.

        (d) "Key Employee" shall mean any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the Plan Year containing the Determination Date and the four (4) preceding Plan Years was:

                (1) An officer of the Employer if such individual's annual compensation exceeds fifty percent (50%) of the dollar limitation under section 415(b)(1)(A) of the Code (provided that the number of employees treated as officers shall be no more than fifty (50) or, if fewer, the greater of three (3) employees or ten percent (10%) of all employees);

                (2) An owner (or considered an owner under section 318 of the Code) of at least a one-half of one percent (.5%) interest and one of the ten (10) largest interests in the Employer if such individual's annual compensation exceeds one hundred percent (100%) of the dollar limitation under section 415(c)(1)(A) of the Code;

                (3)     A five percent (5%) owner of the Employer; or

                (4) A one percent (1%) owner of the Employer who has an annual compensation of more than one hundred fifty thousand dollars ($150,000).



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                For this purpose, annual compensation means compensation as defined in section 415(c)(3) of the Code, but including amounts excludible from the Employee's gross income by reason of sections 125, 402(a)(8), 402(h) or 403(b) of the Code. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the regulations thereunder.

        (d)     "Non-Key Employee" shall mean any Employee who is not a Key
                Employee.

        (e) "Permissive Aggregation Group" shall mean the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

        (f) "Present Value" shall be based on the interest and mortality table specified in the Employer's qualified defined benefit plan for Top-Heavy purposes, or if such assumptions are not specified in the Employer's qualified defined benefit plan, Present Value shall be based on the assumptions specified in the Adoption Agreement.

        (g) "Required Aggregation Group" shall mean (1) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated), and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

        (h) "Super Top-Heavy Plan": For any Plan Year after 1983, this Plan is Super Top-Heavy if the Top-Heavy Ratio for the Plan, the Required Aggregation Group or the Permissive Aggregation Group, as applicable, exceeds ninety percent (90%).

        (i) "Top-Heavy": For any Plan Year beginning after 1983, this Plan is Top-Heavy if any of the following conditions exist:

                (1) If the Top-Heavy Ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.



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                                                                          94-05


                (2) If this Plan is a part of a Required Aggregation Group of plans, but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds sixty percent (60%).

                (3) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

        (j)     "Top-Heavy Ratio":

                (1) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the five (5) year period ending on the Determination Date has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date (including any part of any account balance distributed in the five (5) year period ending on the Determination Date, and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five (5) year period ending on the Determination Date, both computed in accordance with section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under section 416 of the Code and the regulations thereunder.

                (2) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five (5) year period ending on the Determination Date has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees determined in accordance with (d) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all employees as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans



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                                                                          94-05


                        for all participants, determined in accordance with
                        (j)(1) above, and the Present Value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date, all determined in accordance with section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five
                        (5) year period ending on the Determination Date.

                (3) For purposes of (1) and (2) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date, except as provided in section 416 of the Code and the regulations thereunder for the first and second Plan years of a defined benefit plan. The account balances and accrued benefits of a participant who is not a Key Employee but who was a Key Employee in a prior year, or has not been credited with at least one Hour of Service for any Employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with section 416 of the Code and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with references to the Determination Date that falls within the same calendar year.

                (4) Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is Top-Heavy (within the meaning of section 416(g) of the Code) the accrued benefit of a Non-Key Employee shall be determined under
                        (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of section 411(b)(1)(C) of the Code.

        (k) "Valuation Date" shall mean the last day of the Plan Year and is the day on which account balances and accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.



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                                                                          94-05


13.2    Vesting Schedules

        For any Plan Year in which this Plan is Top-Heavy, one of the Top Heavy minimum vesting schedules as elected by the Employer in the Adoption Agreement will automatically apply to the Plan. The Top Heavy Minimum vesting schedule applies to all benefits within the meaning of section 411(a)(7) of the Code except those attributable to Employee contributions, including benefits accrued before the effective date of section 416 of the Code and benefits accrued before the Plan became Top-Heavy. Further, no reduction in a vested benefit may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this Section does not apply to the account balance of any Employee who does not have an Hour of Service after the Plan has initially become Top-Heavy and such Employee's account balance attributable to Employer contributions and forfeitures will be determined without regard to this Section.

13.3    Minimum Allocation

        (a) Except as otherwise provided in (b), (c) and (d) below, when the Plan is Top-Heavy the Employer contributions and forfeitures allocated on behalf of any Participant who is a Non-Key Employee shall not be less than the lesser of three percent (3%) of such Participant's Compensation or, if neither the Employer nor an Affiliated Employer maintains a defined benefit plan which designates this Plan to satisfy sections 401(a)(4) or 410 of the Code, the largest percentage of Employer contributions and forfeitures, as a percentage of the Key Employee's Compensation, as limited by section 401(a)(17) of the Code allocated on behalf of any Key Employee for that year. For purposes of determining whether a Plan is Top-Heavy, Elective Deferrals are considered Employer contributions. However, neither Elective Deferrals nor Matching Contributions may be taken into account for purposes of satisfying the three percent (3%) minimum Top-Heavy contributions requirements for Plan Years beginning on or after January 1, 1989.

                The Minimum Allocation is determined without regard to a Social Security contribution. This Minimum Allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (1) the Participant's failure to complete one thousand (1,000) Hours of Service (or any equivalent provided in the Plan), (2) the Participant's failure to make mandatory employee contributions, or (3) the Participant's Compensation is less than a stated amount.


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                                                                          94-05


        (b) The provision in (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

        (c) If the Employer maintains a qualified defined benefit plan and this Plan is Top-Heavy, but is not Super Top-Heavy, each Participant who is a Non-Key Employee and is not covered by the defined benefit plan shall receive the Minimum Allocation under (a) above, except that "four percent (4%) "shall be substituted for "three percent (3%)".

        (d) The provision in (a) above shall not apply with respect to any Participant covered under any other qualified plan or plans of the Employer other than a paired plan of the Sponsor and the adopting Employer has elected in the Adoption Agreement that the minimum Top Heavy allocation or benefit will be met in the other plan or plans.

                If the Employer maintains a qualified defined benefit plan, other than Sponsor's paired defined benefit plan 02001, and the adopting Employer has elected in the Adoption Agreement to provide the Top Heavy minimum allocation or benefit under this Plan, then with respect to participants covered under both plans, "five percent (5%)" shall be substituted for "three percent (3%)" in (a) above if the Plan is Super Top Heavy and "seven and one-half percent (7 1/2%)" shall be substituted for "three percent (3%)" in (a) above if the Plan is Top Heavy, but not Super Top Heavy.

        (e) The Minimum Allocation required (to the extent nonforfeitable under section 416(b) of the Code) may not be forfeited under section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

13.4 Adjustment to Defined Benefit Fraction and Defined Contribution Fraction under section 6.4.

        If the Plan is Super Top-Heavy, then "one-hundred percent (100%)" shall be substituted for "one hundred twenty-five percent (125%)" in the denominator of the Defined Benefit Fraction and the Defined Contribution Fraction under Section 6.4.



                                ARTICLE XIV.
                                THE COMMITTEE



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14.1    Creation of a Committee

        The Employer may appoint a person or persons to act as the Committee and serve at its pleasure. If no such Committee is appointed, the Employer shall act as the Committee. The Employer shall notify the Trustee of the appointment of the original members of the Committee and of each change in the membership of the Committee. Vacancies in the Committee shall be filled by the Employer.

14.2    Committee Action

        In the event that the Employer appoints such person or persons to act as the Committee, such Committee shall act by a majority of its members at a meeting (which can be by telephone) or in writing without a meeting. A member of the Committee who is also a Participant of the Plan shall not vote or act as a member of the Committee upon any matter relating solely to his rights or benefits under the Plan.

14.3    Authorized Signatory

        Except as otherwise provided in Section 14.10, the Committee may designate a person or persons who shall be authorized to sign any document in the name of the Committee. The Trustee shall be fully protected in relying upon any notice, instruction or certification from the Committee or executed pursuant to the provisions of this Section.

14.4    Powers and Duties

        The Committee shall have such powers and duties as are necessary for the proper administration of the Plan, including but not limited to the power to make decisions with respect to the application and interpretation of the Plan. The Committee shall be empowered to establish rules and regulations for the transactions of its business and for the administration of the Plan. The determinations of the Committee with respect to the interpretation, application, or administration of the Plan shall be final, binding, and conclusive upon each person or party interested or concerned.

14.5    Nondiscrimination

        Where provisions of this Plan are at the discretion of the Committee, all Participants shall be treated in a uniform and nondiscriminatory manner.

14.6    Records and Reports



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                                                                          94-05


        The Committee shall maintain such records as may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law. Employees may examine records pertaining directing to them.

14.7    Reliance on Professional Advice

        The Committee shall be entitled to rely conclusively on the advice or opinion of any consultant, accountant, or attorney and such persons may also act in their respective professional capacities as advisors to the Employer.

14.8    Payment of Expenses

        All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the duties of the Committee, including, but not limited to, fees of consultants, accountants, and attorneys, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust Fund for any administration expense incurred. Any administration expense paid to the Trust Fund as a reimbursement shall not be considered an Employer contribution.

14.9    Limitation of Liability

        The Committee must discharge its duties solely in the interest of the Participants and their Beneficiaries. The Committee must carry out its duties with the care, skill, prudence and diligence under circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims. The Committee, however, shall not be liable for any acts or decisions based on the advice or opinion of any consultant, accountant or attorney employed by the Committee in their respective professional capacities as advisors to the Employer, provided, however, that the Committee did not violate its general fiduciary duty in selecting or retaining such advisor.

14.10   Payment Certification to Trustee

        The Committee shall provide written instruction to the Trustee with respect to all payments which become due under the terms of the Plan and shall direct the Trustee to make such payments from the Trust Fund. All orders, requests and instructions by the Committee to the Trustee shall be in writing and signed by an authorized member of the Committee.


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                                                                          94-05


        The Trustee shall act and shall be fully protected in acting in accordance with such orders, requests and instructions.

14.11   Claims Procedure

        A Participant or Beneficiary ("Claimant") may file a written claim for benefits with the Committee. If the Committee decides that a Claimant is not entitled to all or any part of the benefits claimed, it shall within ninety (90) days of receipt of such claim, inform the Claimant in writing of its determination; the reasons for its determination, including specific references to the pertinent Plan provisions; and the Plan's review procedures. The Claimant or his authorized personal representative shall be permitted to review pertinent documents and within sixty (60) days after receipt of the notice of denial of claim to request to appear personally before it or to submit such further information or comments to the Committee as will, in the Claimant's opinion establish his right to such benefits. The Committee will render its final decision with the specific reason therefore in writing and will transmit it to the claimant by certified mail within sixty
        (60) days (or one hundred twenty (120) days, if special circumstances require an extension of time and the claimant is given written notice within the initial sixty (60) day period) of any such appearance. If the final decision is not made within such period, it will be considered denied. If, upon review of a request for benefits hereunder, the Committee finds the Participant ineligible for such benefits, it shall inform the Participant in writing the reason or reasons for such denial. In the event any Participant or Beneficiary disagrees with the conclusions of the Committee, the Committee must reconsider their decision based on the facts and evidence presented to them by the Participant or Beneficiary. Further, the Committee must substantiate in writing to any Participant or Beneficiary who disagrees with the amount of his benefit the method under which the benefit computations were made.


                                 ARTICLE XV.
                             GENERAL PROVISIONS

15.1    No Right of Continued Employment

        No Employee or Participant shall have any right or claim to any benefit under the Plan except in accordance with the provisions of the Plan. The adoption of the Plan shall not be construed as creating any contract of employment between the Employer and any Employee or otherwise conferring upon any Employee or other person any legal right to continuation of employment, nor as limiting or qualifying the right of the Employer to

                                                                          94-05

        discharge any Employee without regard to the effect that such discharge might have upon his rights under the Plan.

15.2    Nonalienation of Interest

        No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall not apply to loans made to the Participant under the Plan, or domestic relations orders which are determined by the Committee to be qualified domestic relations orders, as defined in section 414(p) of the Code and section 206(d)(3) of the Act, or were entered before January 1, 1985. Notwithstanding any provision in the Plan to the contrary, payments pursuant to a qualified domestic relations order may be made to an alternate payee prior to the time that the Plan may make payments to the affected Participant.

15.3    Incompetence of Participants and Beneficiaries

        If the Committee deems any person incapable of receiving benefits to which he is entitled by reason of minority, illness, infirmity, or other incapacity, it may direct the Trustee to make payment directly for the benefit of such person to a legal representative of such person. Such payment shall, to the extent thereof, discharge all liability of the Employer, the Committee, the Trustee and the Fund.

15.4    Unclaimed Benefits

        If any benefit hereunder has been payable and unclaimed for four (4) years since the whereabouts or continued existence of the person entitled thereto was last known to the Committee, such benefit shall be placed in a segregated, interest-bearing suspense account with no further attempts to uncover the whereabouts of the person entitled thereto. The Committee shall rely upon notification from the Department of Health, Education and Welfare as to the whereabouts of such person when he applies for benefits under the Social Security Act. The four (4) year period may be extended by the Committee whenever, in its discretion, special circumstances justify such action. The Committee shall make a reasonable and diligent search for the Participant before any benefit is segregated. If a benefit is forfeited because the Participant or Beneficiary cannot be found, such benefit will be reinstated if a claim is made by the Participant or Beneficiary.

15.5    Separate Employer Trusts Maintained


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                                                                          94-05


        Except as provided in Section 16.5, the Plan of each Employer which adopts this Prototype Plan and corresponding Trust Agreement as part of its Plan shall be administered separately from those of any other Employer.

15.6    Governing Law

        The Plan shall be administered, construed and enforced to the state wherein the Trustee maintains its principal place of business, except to the extent preempted by the Act.

15.7    Severability

        Should any provision of the Plan or rules and regulations adopted thereunder be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions unless such invalidity shall render impossible or impractical the functioning of the Plan. In such case, the appropriate parties shall immediately adopt a new provision to take the place of the illegal or invalid provision.

15.8    Gender and Number

        The masculine pronoun wherever used shall include the feminine pronoun and the singular shall include the plural and the plural shall include the singular, wherever appropriate to the context.

15.9    Titles and Headings

        The titles or headings of the respective Articles and Sections are inserted merely for convenience and shall be given no legal effect.

15.10   Failure of Employer's Plan to Qualify

        The use of this Prototype Plan and corresponding Trust Agreement shall be available only to the Plans of Employers which meet the requirements of section 401(a) of the Code. If the Employer's Plan fails to attain or retain qualification, such Plan will no longer participate in this Prototype Plan and will be considered an individually designed plan.

15.11   Exclusive Benefit

        Except as provided in Section 6.3, at no time shall any part of the corpus or income of the Fund be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries and defraying reasonable expenses of the Plan.



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                                                                          94-05


15.12   Action by Employer

        Any action, including the amendment or termination of the Plan as provided in Sections 16.1 and 16.2 of the Plan, by an Employer which is a corporation shall be taken by the board of directors of the corporation or any person or persons duly empowered to exercise the powers of the corporation with respect to the Plan. In the case of an Employer which is a partnership, any action, including the amendment or termination of the Plan as provided in Sections 16.1 and 16.2 of the Plan, shall be taken by any general partner or the partnership. In the case of an Employer which is a sole proprietorship, any action, including the amendment or termination of the Plan as provided in Sections 16.1 and 16.2 of the Plan, shall be taken by the sole proprietor.



                                 ARTICLE XVI
                          AMENDMENT AND TERMINATION

16.1    Amendment

        (a) The Employer expressly recognizes the authority of the Sponsor to amend the Plan and the Trust Agreement or Custodial Agreement from time to time, and the Employer shall be deemed to have consented to any such amendment. The Employer shall receive a written instrument indicating the amendment of the Plan and Trust Agreement and such amendment shall become effective as of the effective date of such instrument.

        (b) The Employer reserves the right to amend the Plan at any time. Except for (1) changes to the choice of options in the Adoption Agreement, (2) amendments stated in the Adoption Agreement which allow the Plan to satisfy section 415 of the Code or to avoid duplication of minimums under section 416 of the Code because of the required aggregation of multiple plans, or (3) amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed, an Employer will no longer participate in the Prototype Plan and will be considered to have an individually designed plan if it amends the Plan or obtains a waiver of the minimum funding requirement under Section 412(d) of the Code.

        (c) Notwithstanding anything in this Plan to the contrary, no amendment shall:


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                (1)     Increase the responsibility of the Trustee without the
                        Trustee's written consent;

                (2) Have the effect of decreasing a Participant's account balance or eliminating an optional form of benefit with respect to accrued benefits, except to the extent permitted by section 412(c)(8) of the Code;

                (3) In the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, decrease the nonforfeitable percentage (determined as of such date) of such Employee's right to his Employer-derived account balance below his non-forfeitable percentage computed under the Plan without regard to such amendment;

                (4)     Violate the exclusive benefit rule of Section 15.11.

16.2    Termination and Partial Termination

        The adopting Employer may, at any time, by written notice to the Trustee in such form as is acceptable to the Trustee, terminate the Plan and discontinue all further contributions hereunder. Upon termination or partial termination of the Plan or upon complete discontinuance of contributions to a Profit Sharing Plan, each affected Employee shall have a one hundred percent (100%) vested and nonforfeitable interest in his account balance. Upon a termination or partial termination of the Plan (and subject to the limitations of section 4.10 in the case of a cash or deferred arrangement qualified under section 401(k) of the Code), each affected Participant's account balance may be distributed in accordance with the provisions of Article VIII or, at the option of the Employer and with the Trustee's consent, shall continue to be held by the Trustee for distribution as authorized by Articles VIII and IX. Notwithstanding the preceding sentence, a Profit Sharing Plan which does not offer an annuity form of benefit (purchased from a commercial provider) may distribute each affected Participant's account balance immediately in a single sum without Participant consent, provided that neither the Employer nor any Affiliated Employer maintains another defined contribution plan, other than an employee stock ownership plan (as defined in section 4975(e)(7) of the Code). If either the Employer or any Affiliated Employer maintains another such defined contribution plan, then a Participant's account balance may be transferred to such plan without his consent if the Participant does not consent to the single sum distribution from this Plan.

16.3    Plan Merger and Consolidation or Transfer of Plan Assets



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        In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant of this Plan would (if the Plan then terminated) receive an amount immediately after such merger, consolidation or transfer which is equal to or greater than the amount he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

16.4    Amended and Restated Plans

        If this Plan is an amendment and restatement of an existing plan ("Existing Plan"), the following provisions shall apply:

        (a) Each Employee who was a participant in the Existing Plan immediately prior to the Effective Date shall become a Participant in this Plan on the Effective Date.

        (b) The balance of such Employee's accounts under the Existing Plan attributable to employer or employee contributions shall be allocated to the corresponding Accounts under this Plan or accounted for separately.

        (c) All years of service credited for vesting service under the Existing Plan shall be credited as years of Service under this Plan. The amendment and restatement shall not reduce the vested interest of a participant in the Existing Plan, and any change in the vesting schedule shall be subject to the provisions of Section 7.3.

        (d) The amendment and restatement shall not reduce a Participant's account balance and shall not eliminate any optional form of benefit.

        (e) Any beneficiary designation in effect under the Existing Plan immediately before the amendment and restatement shall be deemed to be a valid Beneficiary designation under this Plan, to the extent consistent with Article VIII.

16.5    Participating Employers

        (a) With the consent of the Employer and Trustee, and by duly authorized action, any Affiliated Employer may adopt this Plan and become a Participating Employer.

        (b) Each such Participating Employer shall be bound by the same Adoption Agreement provisions as those selected by the Employer, and to use the same Trustee as the Employer. If the Employer does not make a contribution to the Plan, the Participating Employer shall be obligated to do so.



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        (c)     The Trustee may, but shall not be required to commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

        (d) With respect to its relations with the Trustee and Committee for the purposes of this Plan, each Participating Employer shall be deemed to have irrevocably designated the adopting Employer as its agent. Amendment of this Plan by the adopting Employer at any time when there shall be a Participating Employer hereunder shall only be by the written action of the adopting Employer, with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

        (e) A Participating Employer may, at any time, by written notice to the Employer and Trustee in such form as is acceptable to the Employer and Trustee, discontinue its participation in the plan and discontinue all further contributions hereunder. The Employer shall direct the Trustee to transfer, deliver and assign Fund assets attributable to the Participants of such Participating Employer to such successor trustee as shall have been designated by such Participating Employer, in the event that it has established a separate plan for its Employees. If no successor trustee is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Articles VIII and IX hereof.



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                                ARTICLE XVII.
                           PAIRED PLAN PROVISIONS

The provisions of this Article are applicable only if the Employer adopts a set of Dreyfus paired plans. Paired plans are a combination of standardized form plans offered by the Sponsor, so designed that if any single plan or combination of plans is adopted by an Employer each plan by itself, or the plans together, will meet the anti-discrimination rules set forth in section 401(a)(4) of the Code, the contribution and benefit limits set forth in section 415 of the Code and the Top-Heavy provisions set forth in section 416 of the Code.

17.1    Compliance With Section 415(e) of the Code

        If the Employer adopts one or two of Sponsor's paired defined contribution plans and Sponsor's paired defined benefit plan, the "1.0" aggregate limitation of section 415(e) of the Code on contributions and benefits will be met by freezing or reducing the rate of benefit accruals under the paired defined benefit plan.

17.2 Adjustment of Combined Plan Fractions Under Section 415 of the Code for Top-Heavy Ratio in Excess of Ninety Percent (90%)

        In any Plan Year in which the Plan becomes Super Top-Heavy, the denominators of the Defined Benefit Fraction (as defined in Section 6.4 of the Plan) and the Defined Contribution Fraction (as defined in
        Section 6.4 of the Plan) shall be computed using one hundred percent (100%) of the dollar limitation instead of one hundred twenty-five percent (125%).

17.3    Top-Heavy Minimum Benefits and Contributions

        (a) When the paired plans maintained by the Employer are Top-Heavy, but are not Super Top-Heavy, each Non-Key Employee who participates in paired defined contribution plan number 01001, 01003, 01004, 01005 or 01006, but does not participate in paired defined benefit plan number 02001, will receive the Minimum Allocation provided for in Section 13.3. Each Non-Key Employee who participates in two of the paired defined contribution plans, but not the paired defined benefit plan, shall receive the minimum Top-Heavy allocation under the paired defined contribution plan specified in the Adoption Agreement. Each Non-Key Employee who is a participant in this Plan and the paired defined benefit plan shall receive the minimum top-heavy benefit accrual under such plan and shall not receive any top-heavy minimum contribution under the paired defined contribution plan or plans.



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        (b)     When the paired plans maintained by the Employer are Super
                Top-Heavy, each Non-Key Employee who participates in paired defined contribution plan number 01001, 01003, 01004, 01005 or 01006 but who does not participate in paired defined benefit plan number 02001, will receive the Minimum Allocation provided for in Section 13.3. Each Non-Key Employee who participates in two of the paired defined contribution plans, but not the defined benefit plan, shall receive the minimum top-heavy allocation under the paired defined contribution plan specified in the Adoption Agreement. Each Non-Key Employee who is a Participant in this Plan and the paired defined benefit plan shall receive the minimum top heavy benefit accrual under such plan and shall not receive any top heavy minimum contribution under the paired defined contribution plan or plans.

17.4    Integration of Paired Plans

        If the Employer adopts paired plans, only one plan may allocate contributions or determine benefits on an integrated basis.


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                     AMENDMENT TO BASIC PLAN DOCUMENT NO. 01


The Dreyfus Prototype Defined Contribution Basic Plan Document No. 01, Article IV, 4.2, has been modified to read as follows:

4.2 FORFEITURES

Unless otherwise specified in the Adoption Agreement, forfeitures, if any, will be allocated to Participants' Accounts in the following manner: Forfeitures of Employer Discretionary Contributions will be allocated in the same manner as are such contributions. Forfeitures of Matching Contributions will be allocated to the Matching Contribution Account in the same manner as are such contributions. Forfeitures of Matching Contributions that are forfeited to the extent they relate to Excess Elective Deferrals, Excess Contributions or Excess Aggregate Contributions will be allocated to the Matching Contribution Account in the same manner as are such Matching Contributions, except no such forfeitures shall be allocated to any Highly Compensated Employee.

Please retain this amendment with your copy of the Basic Plan Document.